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                                                                  EXHIBIT 10.40

                       DATED                         2002
                       ----------------------------------

                       THE COMPANIES LISTED IN SCHEDULE 1

                         AS ORIGINAL CHARGING COMPANIES

                                       AND

                      BANK OF AMERICA, NATIONAL ASSOCIATION

                               AS SECURITY TRUSTEE

                       ----------------------------------

                       SYNDICATED COMPOSITE GUARANTEE AND
                                   DEBENTURE

                       ----------------------------------

                              BARLOW LYDE & GILBERT

          BEAUFORT HOUSE 15 ST BOTOLPH STREET LONDON EC3A 7NJ TELEPHONE
                  +44 [0] 20 7247 2277 FAX +44 [0] 20 7643 8504
                     WEBSITE WWW.BLG.CO.UK DX 155 LONDON CDE

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                                    CONTENTS

CLAUSE                                                                                            PAGE
1   INTERPRETATION...............................................................................   1
2   CHARGING PROVISIONS..........................................................................   5
3   PAYMENT OF THE SECURED OBLIGATIONS...........................................................   8
4   GUARANTEE....................................................................................   8
5   ADDITIONAL CHARGING COMPANIES................................................................  11
6   REPRESENTATIONS AND WARRANTIES...............................................................  13
7   COVENANTS....................................................................................  14
8   COLLECTION OF RECEIVABLES AND RELATED MATTERS................................................  19
9   INSURANCE....................................................................................  20
10  THE INVESTMENTS..............................................................................  22
11  NEGATIVE PLEDGE..............................................................................  25
12  FURTHER ASSURANCE AND PERFECTION OF SECURITY.................................................  25
13  RECEIVER.....................................................................................  27
14  VARIATION AND EXTENSION OF STATUTORY POWERS..................................................  31
15  CONTINUING SECURITY..........................................................................  32
16  POWER OF ATTORNEY............................................................................  33
17  INDEMNITIES..................................................................................  34
18  NO WAIVER....................................................................................  34
19  PAYMENTS AND DISCHARGE.......................................................................  35
20  CURRENCY.....................................................................................  36
21  LAND REGISTRY................................................................................  37
22  NOTICES......................................................................................  37
23  SET-OFF......................................................................................  38
24  TRUSTEE PROVISIONS...........................................................................  39
25  COUNTERPARTS.................................................................................  44
26  CONSENTS.....................................................................................  44
27  LAW AND JURISDICTION.........................................................................  45
SCHEDULE
1   THE ORIGINAL CHARGING COMPANIES..............................................................  46
2   RECEIVABLES ACCOUNT(S).......................................................................  47
3   DETAILS OF POLICIES AND CONTRACTS............................................................  49
4   FORMS........................................................................................  50

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
    A1 FORM OF NOTICE OF ASSIGNMENT..............................................................  50
    A2 FORM OF ACKNOWLEDGEMENT AND AGREEMENT.....................................................  52
    B1 FORM OF NOTICE OF ASSIGNMENT OF INSURANCES................................................  54
    B2 FORM OF ACKNOWLEDGEMENT...................................................................  55
    B3 FORM OF ENDORSEMENT.......................................................................  56
5   THE SECURITIES...............................................................................  57
6   FORM OF ACCOUNT NOTICE AND FORM OF ACKNOWLEDGEMENT AND AGREEMENT.............................  58
7   THE EQUIPMENT................................................................................  61
8   THE PROPERTY.................................................................................  62
9   FORM OF SUPPLEMENTAL DEED....................................................................  63
10  DOCUMENTS TO ACCOMPANY SUPPLEMENTAL DEED.....................................................  65

THIS DEBENTURE dated                  2002

BETWEEN:

(1) THE COMPANIES referred to in Schedule 1 (the "ORIGINAL CHARGING COMPANIES" and each an "ORIGINAL CHARGING COMPANY"); and

(2) BANK OF AMERICA, NATIONAL ASSOCIATION acting through its London branch at Bank of America House, 1 Alie Street, London E1 8DE in its capacity as trustee for the Beneficiaries ("THE SECURITY TRUSTEE").

WITNESSES as follows:

1        INTERPRETATION

1.1      DEFINITIONS

         Throughout this Debenture, including the Schedules, the following words and phrases shall have the following meanings:

         ACCOUNT NOTICE: unless otherwise agreed by the Security Trustee, a notice substantially in the form set out in Schedule 6;

         ACT: the Law of Property Act 1925;

         AGREEMENT: the syndicated credit agreement of even date made between
         (1) the Original Borrowers, (2) BM Europe Partners C.V., (3) Bell Microproducts Europe B.V. (4) Bank of America, NA as Arranger, Agent, Issuer, Swingline Lender and Security Trustee and (5) certain banks and financial institutions as Lenders, on the terms and conditions of which the Lenders have agreed that there should be made available to the Borrowers, a revolving credit facility of up to L75,000,000;

         BELL ITALIAN RECEIVABLES: the Receivables denominated in euro and paid or payable to BMEE (by its Italian customers) and which are paid or payable to the account of BMEE with Banco Populare di Milano, account no. 13867, ref: Bell Microproducts Europe Export Limited;

         CHARGING COMPANIES: each Original Charging Company and each Group Company which accedes to this Debenture as a Charging Company in accordance with clause 5 and "CHARGING COMPANY" means any one of them;

         COLLATERAL: in relation to each Charging Company, all of its Property, Equipment, Inventory and/or other assets and, where the context so admits, each of them and any part thereof and the proceeds of the disposal of the same and all rights, title and interest in and to the same, in each such case as may now or in the future be the subject of the security constituted or intended to be constituted by this Debenture;

         DERIVATIVE ASSETS: all assets deriving from any of the Securities owned by any Charging Company including all allotments, accretions, offers, rights, dividends, interest, income, benefits and advantages whatsoever at any time

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         accruing, offered or arising in respect of or incidental to any of the
         Securities and all stocks, shares, rights, money or property accruing or offered at any time by way of conversion, redemption, bonus, preference, exchange, purchase, substitution, option, interest or otherwise in respect thereof;

         EQUIPMENT: in relation to each Charging Company, all of its now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures and other tangible personal property (except Inventory), including, without limitation, data processing hardware and software, motor vehicles, aircraft, dies, tools, jigs and office equipment, as well as all of such types of property leased by such Charging Company and all of such Charging Company's rights and interest with respect thereto under such leases (including, without limitation, options to purchase) together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto, wherever any of the foregoing is located;

         EXPENSES: all banking, legal and other costs, charges, expenses and/or liabilities (including any VAT thereon) paid or, if earlier, incurred by or on behalf of any Beneficiary or any Receiver in each case on a full indemnity basis in relation to any of the Collateral or in protecting, preserving, improving, considering the enforcement or exercise of or enforcing or exercising or attempting to enforce or exercise, any rights arising under or pursuant to any of the Finance Documents and/or in procuring the payment, performance or discharge of any of the Secured Obligations;

         INTELLECTUAL PROPERTY: in relation to each Charging Company, all patents, patent applications, trade marks, trade names, service marks, service mark applications, registered designs, copyrights, other protectable rights and assets, know-how, trade secrets and other confidential information and all related licences and connected rights now or in the future belonging to or held by such Charging Company or any nominee of such Charging Company;

         INVENTORY: in relation to each Charging Company, all of its now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work-in-progress, finished goods, returned goods and materials and supplies of any kind, nature or description which are or might be used or consumed in its businesses or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and such other specified property, and all documents of title or other document representing them;

         INVESTMENTS: in relation to each Charging Company, its Securities and the Derivative Assets relating to such Securities;

         LICENCES: in relation to each Charging Company, all licences, consents and authorisations (statutory or otherwise) now or in the future held or acquired by such Charging Company, or held by a nominee of such Charging Company, in

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         connection with any business carried on by such Charging Company or the use of any of the Collateral of such Charging Company;

         NOTICE OF ASSIGNMENT: unless otherwise agreed by the Security Trustee and, as the context requires, a notice of assignment substantially in the form set out in Part A1 or Part B1 of Schedule 4;

         POLICIES: in relation to each Charging Company, the policies of insurance in which such Charging Company is interested, details of which are set out in Schedule 3 and set opposite the name of such Charging Company and any other policies of insurance in which such Charging Company may now or hereafter have an interest;

         PROPERTY: in relation to each Charging Company, all freehold and leasehold properties and other real property both present and future of such Charging Company as may now or in the future be the subject of the security constituted or intended to be constituted by this Debenture, including all buildings and other structures from time to time erected thereon and all fixtures (trade or otherwise) from time to time thereon or therein;

         RECEIVABLES: in relation to each Charging Company, (i) all book debts, both present and future, due or owing to such Charging Company and all other monetary debts and claims, choses in action and other rights and benefits both present and future (including, in each such case, the proceeds thereof and all damages and dividends in relation thereto) due or owing to such Charging Company and the benefit of all related rights and remedies (including under negotiable or non-negotiable instruments, guarantees, indemnities, legal and equitable charges, reservation of proprietary rights, rights of tracing and liens); (ii) all sums, both present and future, due or owing to such Charging Company by way of grant, subsidy or refund by any statutory, legal or governmental body, authority or institution or by any body, authority or institution of the European Union; and (iii) all payments representing or made in respect of (i) and (ii) aforesaid;

         RECEIVABLES ACCOUNT: any separate and denominated account established and maintained by a Charging Company with the Security Trustee or any such account (governed by a mandate in form and substance satisfactory to the Security Trustee and conferring control over such account on the Security Trustee) established and maintained by a Charging Company with such other bank (other than any Beneficiary) as the Security Trustee may from time to time agree in writing including, without limitation, each account details of which are set out in Schedule 2, to which Receivables of that Charging Company are to be paid or credited;

         RECEIVER: a receiver and/or manager (including, as the context admits, an administrative receiver) appointed under this Debenture;

         SECURED OBLIGATIONS: all monies, obligations and liabilities (whether present or future, actual or contingent) on the part of each Obligor to any Beneficiary to be paid, performed or discharged, whether directly or indirectly, under or pursuant to the terms of any of the Finance Documents and/or in connection

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         with the credit facility or other financial accommodation from time to time granted or otherwise made available pursuant thereto, together with all Expenses and including, without limitation, any interest charged under the terms of the Agreement, this Debenture or any other Finance Document;

         SECURITIES: in relation to each Charging Company, all shares, stocks, debentures, debenture stock, bonds and securities of any kind whatsoever owned by such Charging Company (including rights to subscribe for, convert into or otherwise acquire the same) whether marketable or otherwise, and all other interests (including loan capital) of such Charging Company both present and future in any company, firm, consortium or entity wherever situate including those details of which appear in Schedule 5 and set opposite the name of such Charging Company;

         SUPPLEMENTAL DEED: a deed supplemental to this Debenture executed by a Group Company substantially in the form set out in Schedule 9, by virtue of which that Group Company becomes bound by this Debenture in the capacity of a Charging Company; and

         VAT: value added tax or any similar tax substituted therefor.

1.2      CONSTRUCTION

1.2.1 Words and phrases which are not defined or construed in this Debenture but which are defined or construed in the Agreement, the Act or the Insolvency Act 1986 shall be construed as having the meanings ascribed to them therein. To the extent that there is any inconsistency between the terms of this Debenture and the Agreement, the terms of the Agreement shall prevail.

1.2.2 In construing this Debenture, general words introduced by the word "OTHER"" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words. In addition, the words "ANY OF" shall be construed as a reference to any one or more (including all) of the rights, assets, liabilities or other things referred to.

1.2.3 The security constituted by, and the rights of the Beneficiaries under, this Debenture shall be enforceable notwithstanding any change in the constitution of any Beneficiary or its absorption in or amalgamation with any other person or the acquisition of all or part of its undertaking by any other person.

1.2.4 The headings in this Debenture are inserted for convenience only and shall not affect its construction or interpretation and references to a Clause or Schedule are (unless otherwise stated) to a Clause in, or a Schedule to, this Debenture.

1.2.5 Any reference in this Debenture to "THIS DEBENTURE" or to any other agreement or document shall, unless the context otherwise requires, be construed as a reference to this Debenture or to such other agreement or document as the same may from time to time be amended, varied,

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         supplemented, novated or replaced and shall include any document which is supplemental to, is expressed to be collateral with, or is entered into pursuant to or in connection with, the terms of this Debenture or of such other agreement or document.

1.2.6 The illegality, invalidity or unenforceability of any provision of this Debenture under the law of any jurisdiction shall not affect its validity or enforceability under the law of any other jurisdiction or the legality, validity or enforceability of any other provision of this Debenture.

1.2.7 Save where the context otherwise requires, the plural of any term includes the singular and vice versa.

1.2.8 Any reference in this Debenture to any statute or statutory provision shall, unless the context otherwise requires, be construed as a reference to such statute or statutory provision as in force at the date of this Debenture and as subsequently re-enacted or consolidated and shall also include all instruments, orders and regulations for the time being made thereunder or deriving validity therefrom.

1.2.9 In this Debenture the expressions a "CHARGING COMPANY", the "SECURITY TRUSTEE", the "AGENT", the "ARRANGER", the "SWINGLINE LENDER" the "ISSUER", a "LENDER" or a "BENEFICIARY" shall, unless the context otherwise requires, include their respective permitted assignees and Transferees or successors in title, whether immediate or derivative in relation to their respective interests.

1.2.10 The obligations of the Charging Companies under this Debenture are joint and several.

1.2.11 Except as expressly provided in this Debenture, the terms of this Debenture may only be enforced by a party to it and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

2        CHARGING PROVISIONS

2.1      SPECIFIC CHARGES

         Each Charging Company with full title guarantee and as a continuing security for the payment and discharge of the Secured Obligations hereby charges to the Security Trustee (in each case as trustee for and on behalf of the Beneficiaries):

         2.1.1 by way of legal mortgage all its Property which is described in Schedule 8 which is set opposite its name and by way of first fixed charge its Property now owned or hereafter acquired, other than the property or properties specified in
                  Schedule 8, and/or the proceeds of sale thereof;

         2.1.2 by way of specific charge and agrees to mortgage to the Security Trustee its Investments;

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         2.1.3    by way of specific charge, its Receivables (other than, in the case of BMEE, the Bell Italian Receivables), its Intellectual Property, its Licences and all deeds and documents from time to time relating to the Collateral;

         2.1.4 by way of specific charge the goodwill (including, without limitation, all brand names) and the uncalled capital both present and future of such Charging Company;

         2.1.5 by way of specific charge all the rights, title and interest of such Charging Company in and to the Policies and to the compensation monies referred to in clause 7.1.12;

         2.1.6 by way of specific charge all the rights, title and interest of such Charging Company in and to all chattels from time to time hired, leased or rented by such Charging Company to any other person together, in each case, with the benefit of the related hiring, leasing or rental contract and any guarantee, indemnity or other security for the performance of the obligation of any person under or in respect of such contract;

         2.1.7 by way of specific charge the benefit of any covenants for title given or entered into by any predecessor in title of such Charging Company to its Property, all proceeds of a capital nature in relation to the disposal of its Property, the benefit of any contract for the sale, letting or other disposal of its Property and all present and future options to renew all leases or purchase all reversions (whether or not freehold) from time to time in relation to its Property;

         2.1.8 by way of specific charge the benefit of all rights and claims of such Charging Company against all lessees from time to time of the whole or any parts of its Property and all guarantors and sureties for the obligations of such lessees and against all persons who are under any obligation to such Charging Company in respect of any works of design, construction, repair or replacement to, on or about its Property;

         2.1.9 by way of specific charge the Equipment of each Charging Company from time to time in or on the Property (and not comprised in the Property) and including, without limitation, all the Equipment of the Charging Companies, details of which are set out in Schedule 7 (which Schedule may be amended and substituted from time to time with the consent of the Borrower and the Security Trustee) and the benefit of all such Charging Company's rights and claims against any person in respect of the design, construction, repair or replacement of the same; and

         2.1.10 so far as permitted under the relevant document, by way of specific charge, each Charging Company's rights, title and interest in and to all contracts, agreements or warranties affecting or in any way

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                  relating to the Collateral and the benefit of all related
                  rights and remedies.

2.2      FLOATING CHARGE

         Each Charging Company with full title guarantee and as a continuing security for the payment, performance and discharge of the Secured Obligations hereby charges to the Security Trustee by way of floating charge the undertaking and all property, assets and rights of such Charging Company (including its Inventory and the Equipment), whatsoever and wheresoever, both present and future (save insofar as any of the same shall for the time being be effectively mortgaged or charged by way of specific charge under the provisions of clauses 2.1.1 to 2.1.10 inclusive or assigned by way of security under the provisions of clause 2.3).

2.3      ASSIGNMENTS BY WAY OF SECURITY

         Each Charging Company with full title guarantee and as a continuing security for the payment, performance and discharge of the Secured Obligations hereby assigns and agrees to assign by way of security to the Security Trustee all its rights, title and interest in and to:

         2.3.1 the Policies and all amounts payable thereunder and all other rights, benefits or remedies enjoyed or exercisable thereunder;

         2.3.2    the Receivables;

         2.3.3 each Receivables Account maintained by it (including any such account the details of which appear in Schedule 2 and set opposite its name) and any monies from time to time standing to the credit of any such account or any other account maintained with the Security Trustee or any other person into which the proceeds of Receivables are paid; and

         2.3.4 (so far as permitted under the relevant document) all contracts, documents, agreements or warranties affecting or in any way relating to the Collateral and the benefit of all related rights and remedies thereunder and any other agreement or contract from time to time designated as a Material Contract (including, without limitation, the contracts, details of which appear in Part 2 of Schedule 3).

2.4      TACKING/FURTHER ADVANCES

         2.4.1 The security constituted by this Debenture secures present and further advances.

         2.4.2 Each Lender, by the Security Trustee's execution of this Debenture, hereby covenants to make further advances subject to and in accordance with the terms of the Agreement.

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3        PAYMENT OF THE SECURED OBLIGATIONS

3.1      COVENANT

         Each Charging Company hereby jointly and severally covenants to pay, perform and discharge to the Security Trustee the Secured Obligations in the manner provided for in the Finance Documents.

3.2      INTEREST

         Save to the extent that the Agent or any of the Lenders is otherwise entitled to do so under the Agreement, interest may be added by the Security Trustee to any of the Secured Obligations which shall remain unpaid on the due date for payment, from such date until payment (whether before, on or at any time after demand or judgment or the liquidation of any Charging Company) at the rate of 2% per annum above the Reference Rate for the time being of the Agent on the sterling equivalent of the amount of such Secured Obligations which interest may be compounded (whether before, on or at any time after demand or judgment or the liquidation of any Charging Company), by the Security Trustee with monthly rests to the extent that it shall remain unpaid.

4        GUARANTEE

4.1      GUARANTEE

         Each Charging Company unconditionally and irrevocably guarantees to the Security Trustee the due and punctual payment, performance and discharge by each other Obligor of the Secured Obligations. If and whenever any Obligor shall default in the payment, performance or discharge of any of the Secured Obligations, each Charging Company shall, upon written demand by the Security Trustee, promptly pay, perform or discharge the Secured Obligations in respect of which such default has been made.

4.2      INDEMNITY

         Each Charging Company agrees to indemnify and hold harmless the Security Trustee for and on behalf of the Beneficiaries from time to time on demand from and against any loss incurred by any Beneficiary as a result of any of the Secured Obligations being or becoming void, voidable or unenforceable for any reason whatsoever, whether known to the Security Trustee or not.

4.3      CONTINUING SECURITY

         The obligations of each Charging Company under this Debenture are continuing obligations and shall remain in force until all of the Secured Obligations have been satisfied in full. The obligations of each Charging Company under this Debenture shall not be (or be construed so as to be) satisfied by any intermediate discharge or payment of or on account of any of the Secured Obligations or any settlement of account between the Security Trustee and any other Beneficiary, any Charging Company or any other Obligor or any other person, or any other matter (other than the discharge in full of the Secured Obligations).

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4.4      PROTECTIVE PROVISIONS

         Neither the obligations of any Charging Company nor the rights and remedies of the Beneficiaries under any of the Finance Documents or otherwise conferred by law shall be discharged, prejudiced or impaired by reason of:

         4.4.1 any variation of any of the Secured Obligations or of the terms or conditions of any of the Finance Documents or of any encumbrance, guarantee or other assurance held or to be held as security for the payment, performance or discharge of any of the Secured Obligations (any such encumbrance, guarantee or other assurance together referred to in this clause 4 as "RELATED SECURITY");

         4.4.2 any failure on the part of the Security Trustee (whether intentional or not) to take, perfect or realise (whether in full or in part) the security constituted or intended to be constituted by this Debenture or any related security now or in the future agreed to be taken in respect of any of the Secured Obligations;

         4.4.3 any incapacity or change in the constitution of any party to any of the Finance Documents or to any related security;

         4.4.4 any of the Secured Obligations or any obligation of any person under any of the Finance Documents or under any related security being or becoming invalid, illegal, void or unenforceable for any reason;

         4.4.5 any time or other indulgence given or agreed to be given to, or any composition or other arrangement made with or accepted from, any Charging Company or any other Obligor in respect of any of the Secured Obligations or any other person in respect of any of its obligations under any related security;

         4.4.6 any waiver or release of any of the Secured Obligations or of any obligation of any person under any related security or any failure to realise, in full or in part, the value of, or any discharge or exchange of the security constituted or intended to be constituted by this Debenture or any related security;

         4.4.7 any Charging Company, any other Obligor or any other person party to any of the Finance Documents or any related security being wound up, going into administration or liquidation or making any composition or arrangement with its creditors (whether or not sanctioned by the court and whether or not the Beneficiaries have agreed to such compromise or arrangement) and so that where, by virtue of any compromise or arrangement, any of the Secured Obligations are transferred to any other person, the guarantee and indemnity of each Charging Company contained in this Debenture shall take effect as if the term "CHARGING COMPANY" included such other person; or

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         4.4.8    any other act, event or omission which, but for this
                  provision, would or might operate to offer any legal or equitable defence for or impair or discharge any of the Secured Obligations or any obligation of any person under any related security or prejudicially affect the rights or remedies of the Security Trustee under this Debenture or otherwise conferred by law.

4.5      INDEPENDENT OBLIGATIONS

         The obligations of each Charging Company under this Debenture are additional to, and not in substitution for, any related security and the obligations assumed by such Charging Company under this Debenture may be enforced without first having recourse to any related security and without making or filing any claim or proof in a winding-up or dissolution of any other Charging Company or any other person party to any of the Finance Documents or any related security or first taking any steps or proceedings against any other Charging Company, any other Obligor or any such person.

4.6      NON-COMPETITION

         Until all of the Secured Obligations have been satisfied in full and none of the Beneficiaries are under any further obligation, actual or contingent, to any Obligor, no Charging Company shall:

         4.6.1 exercise any right of subrogation, indemnity, set-off or counterclaim against any other Charging Company, any other Obligor or any person party to any related security;

         4.6.2 claim payment of any other monies for the time being due to it by any other Charging Company, any other Obligor or any person party to any related security by reason of the performance by it of its obligations under any of the Finance Documents or under any related security or on any account whatsoever or exercise any other right or remedy or enforce any encumbrance, guarantee or other assurance which it has in respect thereof;

         4.6.3 claim any contribution from any other Charging Company, any other Obligor or any other person party to any of the Finance Documents or any related security;

         4.6.4 negotiate, assign, charge or otherwise dispose of any monies, obligations or liabilities now or at any future time due or owing to it by any other Charging Company, any other Obligor or any person party to any related security or any encumbrance, guarantee or other assurance in respect thereof; or

         4.6.5 claim or prove in a winding-up or dissolution of any other Charging Company, any other Obligor or any other person party to any of the Finance Documents or any related security in competition with the Security Trustee or any Beneficiary; and

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

         if any Charging Company receives any sums in contravention of this clause 4.6, it shall hold them on trust to be applied promptly in or towards the satisfaction of the Secured Obligations.

4.7      NO SECURITY

         Each Charging Company warrants that it has not taken, and agrees that it will not take, from any other Charging Company, any other Obligor or any person party to any related security, any encumbrance, guarantee or other assurance in respect of or in connection with its obligations under this Debenture. If any Charging Company takes any such encumbrance, guarantee or other assurance in contravention of this clause, it shall hold it on trust for the Security Trustee until such time as all of the Secured Obligations have been satisfied in full (and no Beneficiary is under any further obligation, actual or contingent, to any Obligor) and shall on request promptly deposit the same with and/or charge the same to the Security Trustee in such manner as the Security Trustee may require as security for the due and punctual payment, performance and discharge by such Charging Company of the Secured Obligations.

4.8      SUSPENSE ACCOUNT

         If any Charging Company is wound up, goes into liquidation or makes any composition or arrangement with its creditors, neither the existence of this Debenture nor any monies received or recovered by the Security Trustee under or pursuant to this Debenture shall impair the right of any Beneficiary to prove in such winding-up, liquidation, composition or arrangement for the total amount due from such Charging Company or any other Obligor. The Security Trustee may at any time and from time to time place and, for so long as it thinks fit, keep any monies received or recovered under this Debenture in a separate or suspense account, in such name as it thinks fit, without any intermediate obligation on its part to apply the same in or towards discharge of the Secured Obligations provided that if such monies are at any time sufficient to discharge the Secured Obligations in full they shall promptly be so applied.

5        ADDITIONAL CHARGING COMPANIES

5.1      REQUIREMENT

         The parties to this Debenture acknowledge that the Agent may require that any Group Company (which is not then a Charging Company) shall become a Charging Company, by giving to Ideal not less than 10 business days' notice, provided that any Group Company which accedes to the Agreement as an Additional Borrower shall, unless the Agent otherwise agrees, automatically be required to become a Charging Company without the need for the Agent to serve any such notice upon Ideal.

5.2      ACCESSION

         Any Group Company in respect of whom a notice has been served to Ideal (or, in the case of an acceding Additional Borrower, in respect of whom a notice is

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

         deemed to have been served) as contemplated by clause 5.1, shall be required to and shall become, a Charging Company:

         5.2.1 (other than in the case of a Group Company which accedes to the Agreement as an Additional Borrower (in which case, accession as a Charging Company shall, unless the Agent otherwise agrees, be mandatory)), if the Lenders require the addition of that Group Company as a Charging Company;

         5.2.2 upon Ideal delivering to the Security Trustee (through the Agent) a duly completed and executed Supplemental Deed, which Ideal shall be required to do not later than 30 days after receipt (or deemed receipt) of a notice from the Agent pursuant to clause 5.1;

         5.2.3 if no Default has occurred or is likely to occur as a result of that Group Company becoming a Charging Company; and

         5.2.4 if the Agent has received all of the documents and other evidence in relation to that Group Company specified in
                  Schedule 10 (which shall be required to be delivered to the Agent within 60 days of receipt (or deemed receipt) by Ideal of a notice under clause 5.1) and each is in form and substance satisfactory to the Agent.

5.3      TIMING

         The Security Trustee (through the Agent) shall notify Ideal and each of the Beneficiaries promptly upon being satisfied that it has received all of the documents and other evidence specified in Schedule 10 and that such is in form and substance satisfactory to it, whereupon subject always to clauses 5.2.1 to 5.2.3 (inclusive), the relevant Group Company shall become a Charging Company.

5.4      IDEAL AS AGENT

         Each Charging Company shall be deemed to appoint Ideal as its agent for the purposes of the Finance Documents (including this Debenture) by its execution of a Supplemental Deed. The Security Trustee may rely on a document signed by Ideal as if it had been signed by each other Charging Company. Ideal may give a good receipt for any sum payable by any Finance Party to each other Charging Company. Any communication delivered to Ideal shall be deemed to have been delivered to each of the Charging Companies. Any communication made by Ideal to the Agent or the Security Trustee (through the Agent) shall, to the extent permissible by law, be deemed to have been made with the consent of each other Charging Company.

5.5      REPETITION OF REPRESENTATIONS

         Delivery of a Supplemental Deed constitutes confirmation by the relevant Charging Company that the representations and warranties set out in clause 14.1 of the Agreement which are required to be repeated pursuant to clause 14.3 of that Agreement are true and correct in all material respects in

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

         relation to that Charging Company as at the date of delivery of such Supplemental Deed as if made by reference to the facts and circumstances then existing.

6        REPRESENTATIONS AND WARRANTIES

         Each Charging Company represents and warrants to the Security Trustee that except as disclosed to and accepted by the Security Trustee in writing:

         6.1 BENEFICIAL OWNER: it is the sole, absolute and beneficial owner of the Securities specified in Schedule 5 opposite its name and of all other Investments owned by it as at the date of this Debenture and it is the sole legal and beneficial owner of its other Collateral free and clear from any encumbrance other than (i) under or pursuant to the Agreement or this Debenture; or (ii) a Permitted Encumbrance;

         6.2 NO DISPOSALS: except in accordance with the terms of the Agreement, it has not disposed of any interest in, or granted any rights (whether of pre-emption or otherwise) over, any of its Collateral nor agreed to do any of the same or subordinated or agreed to subordinate to the rights of any other person in relation to debts owed to such person, or released or agreed to release, any of its rights in or to any of its Receivables;

         6.3 NO CLAIMS: none of the Collateral is the subject of any claim, assertion, infringement, attack, right, action or other restriction or arrangement of whatever nature which does or may impinge upon the validity, enforceability or ownership of the Collateral by such Charging Company or its utilisation by such Charging Company and its Investments are and will be fully paid up;

         6.4 STATUS: it is a limited liability company duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the power and authority to own its assets and to conduct the business and operations which it conducts or proposes to conduct;

         6.5 POWERS AND AUTHORITY: it has full power and authority to enter into and perform this Debenture and has taken all necessary corporate or other action to authorise the execution, delivery and performance of this Debenture;

         6.6 AUTHORISATIONS: all action, conditions and things required by all applicable laws and regulations to be taken, fulfilled and done in order to (i) enable it lawfully to enter into, exercise its rights under and perform and comply with its obligations under this Debenture, (ii) ensure that those obligations are valid, legally binding and enforceable and
                  (iii) make this Debenture admissible in evidence in England and Wales and (if different) its jurisdiction of incorporation and any other jurisdiction in which any of its assets may be situated have been taken, fulfilled and done (or, in the case

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

                  of registrations, will be effected within any applicable required period);

         6.7 NON-VIOLATION: the execution by it of this Debenture and the exercise by it of its rights and performance of or compliance with its obligations under this Debenture do not and will not violate (i) any law or regulation to which it or any of its assets is subject or (ii) to an extent or in a manner which has or might reasonably be expected to have a material adverse effect, any agreement to which it is a party or which is binding on it or any of its assets; and

         6.8 OBLIGATIONS BINDING: subject to the Reservations its obligations under this Debenture are valid, legally binding and enforceable in accordance with their respective terms.

7        COVENANTS

7.1      COVENANTS RELATING TO THE COLLATERAL

         Each Charging Company covenants with the Security Trustee that it will comply with the terms of any prior mortgage or charge, lease, agreement for lease, tenancy or other binding contract comprised in and/or affecting any of the Collateral or under which such Charging Company derives its title or interest to any relevant item of Collateral (whilst any of the same remain in force) and, subject to the foregoing and so far as not inconsistent with the said terms and provided the Security Trustee agrees that the following provisions of this clause
         7.1 shall not impose obligations upon such Charging Company which are more extensive or more onerous than those comprised in any such document, such Charging Company shall:

         7.1.1 STATE OF REPAIR AND CONDITION: keep the Collateral in a good and substantial state of repair and in good working order and condition;

         7.1.2 ALTERATIONS: (save with the prior written consent of the Security Trustee) procure that no material alteration or addition is made to its Property, no Equipment or services are removed from the same (except in the ordinary course of use, repair, maintenance and/or improvement), no new buildings are erected thereon and that nothing is done on its Property which constitutes "DEVELOPMENT" as defined in the Town and Country Planning Act 1990;

         7.1.3 THIRD PARTY INTERESTS: (save with the prior written consent of the Security Trustee and where any priority arrangements exist between the Security Trustee and any other person, also that person) procure that no person is registered as proprietor of any right or interest in respect of its Property and that no overriding interest arises under the Land Registration Acts 1925-1988;

         7.1.4 FORFEITURE NOTICES: give immediate notice to the Security Trustee if it receives any notice under section 146 of the Act or any notice

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

                  of proceedings commenced against it for the forfeiture of any lease comprised in its Property;

         7.1.5 DISPOSALS AND CONSENTS: (save as permitted under the terms of the Agreement or with the prior written consent of the Security Trustee acting on instructions received from the Majority Lenders) not convey, transfer, assign, surrender or otherwise dispose of any interest (or agree to do any of the same) in its Property nor, save where such Charging Company is not entitled at law or under the terms of any lease or leases relating to its Property to refuse such consent or licence, grant any consent or licence to assign, underlet or part with possession or occupation of its Property or any part thereof nor agree any rent review, accept any surrender or waive or vary any of the terms of any lease or tenancy relating to its Property from time to time (whether such lease is a lease under which such Charging Company holds its Property or any lease superior thereto or derivative therefrom) or any of the terms of any guarantee, indemnity or other security in relation thereto (whether proprietary or by way of personal covenant only) nor, save as aforesaid, grant any licences for alterations to or for any change of user of its Property or any part thereof nor institute any proceedings for forfeiture in relation to any such lease or tenancy or release any lessee, tenant, guarantor, surety or provider of security from any of its obligations thereunder or in relation thereto;

         7.1.6 CREATION OF OTHER INTERESTS: (save as permitted under the terms of the Agreement or with the prior written consent of the Security Trustee acting on instructions received from the Majority Lenders) not create or permit to arise or subsist any licence, interest or right to occupy in favour of, or share possession of any of its Property with, any third party and not exercise the powers of leasing and accepting surrenders of leases contained in sections 99 and 100 of the Act (whether in respect of any lease under which it holds its Property or any lease superior thereto or derivative therefrom);

         7.1.7 PROPERTY ACQUISITIONS: notify the Security Trustee in writing forthwith upon the acquisition by such Charging Company from time to time of any freehold or leasehold property and, without prejudice to the provisions of clause 12.1.1, on demand made to it by the Security Trustee and at the cost of such Charging Company, execute and deliver to the Security Trustee a legal mortgage in favour of the Security Trustee of any freehold and leasehold properties which become vested in it after the date hereof and all fixtures thereon to secure the payment and discharge of the Secured Obligations in such form as the Security Trustee may reasonably require and, in the case of any leasehold property where the consent of any landlord needs to be obtained in order for such Charging Company to execute any such legal mortgage, exercise all reasonable endeavours to obtain such consent and comply with

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

                  its obligations under this clause 7.1.7 forthwith upon such consent being obtained;

         7.1.8 HM LAND REGISTRY: in respect of any freehold or leasehold property which is hereafter acquired by such Charging Company the title to which is registered at HM Land Registry or the title to which is required to be so registered, give HM Land Registry written notice of this Debenture (including the terms of clause 2.4.2) and procure that notice of this Debenture is duly noted in the register to each such title;

         7.1.9 REGULATIONS: comply without delay with all orders, regulations, notices and directives issued or made by any competent authority, body or person (whether or not having the force of law) which relate in any way to its Property or its use and enjoyment;

         7.1.10 STATUTORY CHARGES: comply without delay with and pay all charges imposed by all statutes, statutory instruments, by-laws and other enactments relating to its Property and not do or suffer to be done any act or thing nor make any omission whereby its Property may become subject to any statutory charge which is or may be or become binding upon the Security Trustee or any person deriving title under or through the Security Trustee and, in particular, will not enter into any onerous or restrictive obligations affecting its Property including, without limitation, planning agreements under the Town and Country Planning Act 1990 or planning obligations under the Planning and Compensation Act 1991;

         7.1.11 OUTGOINGS: punctually pay and indemnify the Security Trustee and (as a separate covenant for the benefit of the relevant Receiver) any Receiver, against all rents, rates, taxes, duties, assessments and other outgoings (including any which shall be wholly novel) from time to time payable in respect of any of its Property by its owner or occupier, as the case may be;

         7.1.12 COMPENSATION MONIES: hold on trust (and such Charging Company hereby declares itself as trustee accordingly) the amount of any statutory or other compensation (including the proceeds of any defective title, restrictive covenant or other indemnity policy or covenant relating to its Property, but excluding insurance monies referred to in clause 9) arising for the benefit of such Charging Company for interference with the use and/or enjoyment of its Property or the curtailment of any easement, right or benefit relating thereto and all other compensation monies from time to time received by it in respect of its Property without prejudice to any rights, claims and/or obligations having priority to the obligations imposed by this Debenture, to pay the same to the Security Trustee in or towards payment and discharge of the Secured Obligations in such order or manner as the Security Trustee may in its absolute and unfettered discretion from time to time conclusively determine;

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

         7.1.13 ORDERS: within seven days after the receipt by such Charging Company of any order, notice, direction, designation, resolution or proposal served or given by any public, local or other authority with respect to its Property or the area in which it is situated, give written notice thereof to the Security Trustee and (within two business days after demand) produce the same or a copy thereof to the Security Trustee and, where appropriate, inform it of the steps taken or proposed to be taken to comply with any of the same and, at the request of the Security Trustee (but at the cost of such Charging Company) make or join with the Security Trustee in making such representations or objections against or in respect of any matter contained therein as the Security Trustee shall deem expedient;

         7.1.14 INSPECTION: permit the Security Trustee and its duly authorised representatives at all reasonable times (but in accordance with the provisions in that regard contained in any lease of such Charging Company's Property) during business hours and on not less than twenty-four hours' notice to such Charging Company except in the case of emergency to enter into and upon its Property to view the state and condition thereof;

         7.1.15 EQUIPMENT NOT TO BECOME A FIXTURE: not permit any Equipment to become a fixture to real property or an accession to other personal property, unless the Security Trustee has a valid, perfected and first priority security interest in such real or personal property;

         7.1.16 IDENTIFYING MARKS: it will not, without the Security Trustee's prior written consent, alter or remove any identifying symbol or number on the Equipment;

         7.1.17 INVESTIGATION OF TITLE: grant the Security Trustee or its lawyers on request all such facilities within the power of such Charging Company to enable the Security Trustee or such lawyers to carry out investigations of title to such Charging Company's Property and enquiries into matters in connection therewith as may be carried out by a prudent mortgagee, such investigations and enquiries to be at the expense of such Charging Company.

7.2      OTHER COVENANTS

         Each Charging Company covenants with the Security Trustee that it will:

         7.2.1 INTELLECTUAL PROPERTY AND LICENCES: take all such steps as may be necessary to protect, maintain and renew its Intellectual Property and its Licences;

         7.2.2 OBLIGATIONS GENERALLY: comply with its obligations in the Finance Documents and comply with every covenant (whether restrictive or otherwise), obligation and provision on its part to be complied with (and use its best endeavours to procure compliance by each other party thereto with every covenant, obligation and provision on the part of each such other party to be complied with) contained in any document affecting or constituting any of the Collateral or its use and enjoyment and not enter into any onerous or restrictive obligations affecting any of the Collateral;

         7.2.3 DEEDS: save where any priority arrangements exist between the Security Trustee and any other person and where the Security Trustee otherwise permits, deposit with the Security Trustee and permit the Security Trustee to hold and retain all deeds and documents relating to or constituting any of the Collateral and hold on trust for the Security Trustee (as trustee for and on behalf of the Beneficiaries) any such deeds and documents not for the time being so deposited (and such Charging Company hereby declares itself as trustee accordingly);

         7.2.4 REGISTRATIONS: make all such filings and registrations and take all such other steps as may be necessary in connection with the creation, perfection or protection of the security constituted or intended to be constituted by this Debenture and pay all application, registration, renewal and other fees necessary for effecting, protecting, maintaining or renewing registrations in respect of any of the Collateral;

         7.2.5 VALUE OF THE SECURITY: not do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value of the security constituted or intended to be constituted by this Debenture;

         7.2.6 DEALINGS WITH THE COLLATERAL: save as permitted in the Agreement, not amend, vary, supplement, replace, release, novate, waive, surrender, determine, discharge, rescind or avoid any of the Collateral nor compound, grant any time or other indulgence or otherwise deal with any of the Collateral nor purport to do so (save, in the case of assets of such Charging Company charged by this Debenture by way of floating charge only, in the ordinary course of its operations).

7.3      INFORMATION COVENANTS

7.3.1 GENERAL: The Security Trustee (on behalf of, and for disclosure to the Beneficiaries) may at any time seek from any person having a professional or trading relationship with any Charging Company such information about such Charging Company and its affairs as the Security Trustee may think fit. Each Charging Company authorises and requests any such person to provide any such information to the Security Trustee and agrees to provide such further authority for this purpose as the Security Trustee may require from time to time.

7.3.2 INVESTIGATIONS: If the Security Trustee so requests at any time (any such request, whilst no Default has occurred and is continuing, to be based on the

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

         Security Trustee's reasonable belief that any Charging Company may be unable to perform its obligations under the Finance Documents), any Charging Company so requested shall (at such Charging Company's expense) appoint (failing which the Security Trustee may so appoint) accountants nominated by the Security Trustee to investigate the financial affairs of each such Charging Company and any Group Company of each such Charging Company or company of which each such Charging Company is a Group Company.

8        COLLECTION OF RECEIVABLES AND RELATED MATTERS

         Each Charging Company covenants with the Security Trustee that it will:

         8.1 COLLECTION: get in and realise its Receivables in the ordinary course of its business as agent for and on behalf of the Security Trustee and not release, exchange, compound, set off, grant time or indulgence, subordinate its rights in respect of any of its Receivables to the rights of any other person in relation to debts owed to such person or otherwise deal with its Receivables in favour of any person (nor, in each such case, purport to do so) save in the ordinary course of its business and, in any event, not sell, assign, factor, discount or otherwise charge its Receivables in favour of any person, nor purport to do so;

         8.2 PERFECTION OF ASSIGNMENT OF RECEIVABLES: at any time after the occurrence of an Event of Default which is continuing and at any other time when it is requested to do so by the Security Trustee and without prejudice to the generality of clause 12.1 take such steps as the Security Trustee may require to perfect the assignment of its Receivables and each Receivables Account assigned pursuant to clause 2.3 including, without prejudice to the generality of the foregoing and without prejudice to the Security Trustee's right to do so, giving notice of any such assignment to any of the persons (as the Security Trustee shall specify) from whom its Receivables are due, owing or incurred by delivery to each such person of a Notice of Assignment duly executed by such Charging Company and use all reasonable endeavours to procure that each such person delivers to the Security Trustee (if the Security Trustee so requires) a written acknowledgement substantially in the form of the acknowledgement and agreement attached to the Notice of Assignment;

         8.3 DESIGNATED ACCOUNTS: unless and until the Security Trustee otherwise agrees in writing, pay or procure the payment of the proceeds of its Receivables into a Receivables Account and so that such Charging Company hereby declares itself trustee of the proceeds of any such Receivables not from time to time so paid to hold the same upon trust for the Security Trustee to pay the same to the Security Trustee in or towards payment and discharge of the Secured Obligations in such order and manner as the Security Trustee may in its absolute and unfettered discretion from time to time conclusively determine and not make any withdrawal or direct or permit any payment to be made from any Receivables Account save as permitted under the Agreement and this Debenture. All proceeds received by a Charging Company or by the Security Trustee directly or paid into a Receivables Account shall be the subject of the security constituted by this Debenture and shall be subject to the sole control of the Security Trustee and withdrawals by a Charging Company from a Receivables Account shall not be permitted without the prior written consent of the Security Trustee. The Security Trustee shall be entitled, in its sole discretion, to permit the withdrawal by each Charging Company of any and all credit balances from time to time standing to the credit of any Receivables Account and the Charging Companies shall use such monies only for their corporate and business purposes in the ordinary course of trading and, if the Security Trustee permits such withdrawals, the Security Trustee agrees to issue to the bank at which such Receivables Account may be held (if not the Security Trustee), any directions or instructions reasonably necessary to permit such withdrawals to be effected. The Security Trustee shall not be obliged to permit any withdrawals or to issue any such directions in accordance with this clause 8.3. The Charging Companies and the Security Trustee acknowledge and agree that unless the Security Trustee otherwise requires or directs, prior to the occurrence of an Event of Default which is continuing the credit balance standing to the credit of the Receivables Accounts at the end of each business day shall automatically be transferred to the Agent for application in or towards the discharge of the then Outstandings, such transfer to occur on the immediately following business day. The relevant Charging Company will give an instruction to that effect to the relevant bank at which such Receivables Account is held.

         8.4 ACCOUNT NOTICE: promptly upon opening a Receivables Account, deliver an Account Notice duly executed by such Charging Company to the entity with which the relevant account is maintained and use reasonable endeavours procure that such entity delivers to the Security Trustee a written acknowledgement substantially in the form of the acknowledgement and agreement attached to the Account Notice; and

         8.5 SALES OF INVENTORY FOR CASH: if sales of Inventory are made or services are rendered for cash, the Charging Company shall immediately pay into a Receivables Account denominated in the currency of such Receivables the identical cheques, cash or other forms of payment which it receives.

9        INSURANCE

9.1      INSURANCE COVENANTS

         Each Charging Company covenants with the Security Trustee that it will at its own expense (failing which the Security Trustee may elect, and is hereby

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

         authorised, to procure such compliance), comply with (or procure compliance with) all obligations as to insurance imposed by the terms of any prior mortgage or charge, lease, agreement for lease, tenancy or other binding contract comprised in and/or affecting any of the Property or under which such Charging Company derives its title or interest to any relevant Collateral and, subject to the foregoing and so far as not inconsistent with the said terms, such Charging Company shall:

         9.1.1 insure and keep insured its Property and all Equipment and Inventory forming part of the Collateral with insurers previously approved by the Security Trustee in writing against loss or damage by fire, explosion, storm, tempest, lightning, earthquake, impact, aircraft and articles dropped therefrom, riot, civil commotion, malicious damage, bursting and/or over-flowing pipes and such other risks and contingencies as the Security Trustee shall from time to time reasonably require;

         9.1.2 maintain such other insurances as are normally maintained by prudent companies carrying on similar business (including public liability insurance, employees' liability insurance and credit insurance);

         9.1.3 effect all insurances pursuant to clause 9.1.1 with the interest of the Security Trustee as loss payee endorsed on the relevant Policy in which it is interested and, if the Security Trustee so requires, with the Security Trustee named as co-insured;

         9.1.4 punctually pay all premiums and other sums payable under or in relation to each Policy in which it is interested and promptly, if the Security Trustee so requests, produce evidence satisfactory to the Security Trustee of such payments;

         9.1.5 not make, do, consent or agree to any act or omission which would or might render any Policy in which it is interested invalid, void, voidable or unenforceable or render any proceeds of any such Policy irrecoverable whether in whole or in part, and not alter the terms of any such Policy (without the prior written consent of the Security Trustee) or allow any such Policy to lapse; and

         9.1.6 without prejudice to the generality of the provisions of clause 7.2.3 and save where any priority arrangements exist between the Security Trustee and any other person and where the Security Trustee otherwise permits, deposit with the Security Trustee and permit the Security Trustee to hold and retain all Policies in which it is interested and to hold on trust for the Security Trustee any such Policies not for the time being so deposited (and such Charging Company hereby declares itself as trustee accordingly).

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9.2      RENEWAL OF INSURANCE

         If default shall be made by a Charging Company in complying with clause 9.1, the Security Trustee may, but shall not be required to, effect or renew any such insurance as is mentioned in that clause either in its own name or in its name and that of the relevant Charging Company or in the name of the relevant Charging Company with an endorsement of the Security Trustee's interest. All monies expended by the Security Trustee in so effecting or renewing any such insurance shall be reimbursed by the relevant Charging Company to the Security Trustee on demand and shall carry interest from the date of payment by the Security Trustee until so reimbursed at the rate and otherwise as mentioned in clause 3.2

9.3      DECLARATION OF TRUST

         Each Charging Company hereby declares itself as trustee of all monies not paid directly to the Security Trustee by the insurers in relation to any Policy in which it is interested whether or not effected or maintained pursuant to the obligations of such Charging Company under this clause 9, to hold the same upon trust to be applied in the same manner in which the same would have been applied had payment been made to the Security Trustee.

9.4      EVENT OF DEFAULT

         On the occurrence of an Event of Default which is continuing, any monies paid or payable to the Security Trustee by the insurers in relation to any Policy may, on the written instruction of the Majority Lenders, be applied in or towards payment and discharge of the Secured Obligations.

10       THE INVESTMENTS

10.1     CHARGING COMPANY'S COVENANTS

         Each Charging Company covenants with the Security Trustee that it will:

         10.1.1 DEPOSIT OF DOCUMENTS OF TITLE: without prejudice to the generality of the provisions of clause 7.2.3, forthwith upon execution of this Debenture, and as soon as practicable following its acquisition of any Investment, deposit or procure the deposit with the Security Trustee and permit the Security Trustee to hold and retain all stock and share certificates and documents of title relating to each of its Investments at such time;

         10.1.2 EXECUTION OF TRANSFERS: without prejudice to the generality of the provisions of clause 12.1, forthwith upon execution of this Debenture (in relation to the Securities details of which appear in Schedule 5 opposite its name) and as soon as practicable following its acquisition of any Investment and at any other time upon request by the Security Trustee promptly deliver to the Security Trustee such instruments of transfer (with the name of the transferee, the consideration and the date left blank but otherwise

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

                  duly completed and executed) and other documents as the Security Trustee may from time to time require for perfecting its title to such Investments (duly executed by or signed on behalf of the registered holder) or for vesting or enabling it to vest the same in itself or any of its nominees or in any purchaser provided that such a transfer may only be effected by the Security Trustee following the occurrence of an Event of Default which is continuing and, in the event of any such transfer being effected, neither the Security Trustee nor any of its nominees shall be liable for any loss occasioned by any exercise or non-exercise of rights attached to such Investments or by any failure to report to such Charging Company any notice or other communication received in respect of such Investments;

         10.1.3 NO RESTRICTIONS ON TRANSFER: ensure that its Investments are at all times free from any restriction on transfer (whether under any relevant constitutive documents or otherwise) by the Security Trustee or its nominees to perfect or enforce the security constituted or intended to be constituted by this Debenture and procure that the board of directors of any company in which any of its Investments are held approves any transfer of any of its Investments desired to be made by the Security Trustee in the exercise of the rights, powers and remedies conferred upon it by this Debenture or by law;

         10.1.4 DERIVATIVE ASSETS: upon the accrual, offer or issue of any Derivative Assets deriving from its Investments (apart from dividends, interest payments or other payments of money, as the case may be, forming part of its Investments) deliver to the Security Trustee (or procure the delivery to the Security Trustee of) all such Derivative Assets and the certificates and documents of title to or representing the same together with each of the documents required to be duly executed, completed and delivered under and in accordance with the terms of clause 10.1.2;

         10.1.5 CALLS: duly and promptly pay or procure the payment of all calls, instalments and other payments in respect of any of its Investments provided that if it defaults in making any such payment, the Security Trustee may (but shall not be obliged to) pay such amounts on behalf of such Charging Company and shall be reimbursed by such Charging Company forthwith on demand;

         10.1.6 COMMUNICATIONS: notify the Security Trustee of the contents of any communication or document received by it in relation to any of its Investments;

         10.1.7 EXERCISE OF VOTING RIGHTS AND DIVIDEND ENTITLEMENT BY EACH CHARGING COMPANY: at all times prior to the occurrence of an Event of Default which is continuing:

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

                  (a) it shall be entitled to exercise any voting rights attaching to its Investments as it sees fit but in a manner which does not prejudice and is not inconsistent with the security constituted by this Debenture; and

                  (b) it shall be entitled to receive any and all dividend and interest payments and other distributions accruing on or deriving from such Investments;

         10.1.8 VARIATION OF RIGHTS: not, without the prior written consent of the Security Trustee, by the exercise of any voting rights or otherwise, permit or agree to any proposed compromise, capital reorganisation, conversion, exchange, repayment or takeover offer affecting or in respect of any of its Investments or to any variation of the rights attaching to or conferred by any of its Investments or to any conversion of any of its Investments into an uncertificated security.

10.2     EXERCISE OF VOTING RIGHTS BY SECURITY TRUSTEE AND DIVIDEND ENTITLEMENT

         If any of the Investments of any Charging Company are transferred into the name of the Security Trustee or any nominee of the Security Trustee, then:

         10.2.1 the Security Trustee shall use all reasonable endeavours to procure that all voting rights attached to such Investments are exercised as such Charging Company shall direct provided that the Security Trustee shall not be obliged to comply with such Charging Company's directions if, as a result, such voting rights would be exercised in any manner which (a) is inconsistent with the security constituted or intended to be constituted by this Debenture or (b) is in breach of any provision of any of the Finance Documents or (c) would or might result in permission or agreement being given to any compromise, capital reorganisation, conversion, exchange, repayment or takeover offer affecting or in respect of any of such Investments or to any variation of the rights attaching to or conferred by any of such Investments; and

         10.2.2 any and all dividend and interest payments and other distributions accruing on or deriving from such Investments shall be paid to such Charging Company.

10.3     DIVIDENDS AND VOTING RIGHTS FOLLOWING ENFORCEMENT

         On or at any time after the Security Trustee becomes entitled to appoint any person or persons to be a Receiver of any of the Collateral, the Security Trustee (or any of its nominee(s)) or any Receiver shall, on notice in writing to any of the Charging Companies, have the right (a) to exercise (or direct the exercise of) any and all voting rights attaching to any of the Investments of such Charging Company in such manner as any such person so acting shall in its sole discretion think fit and (b) to receive, retain and give a good discharge for any and all payments falling due in respect of dividends or other

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

         distributions of profits or capital on or arising from any of such Investments notwithstanding that they may have accrued in respect of a period prior to the time at which the security constituted by this Debenture shall have become enforceable.

11       NEGATIVE PLEDGE

         Each Charging Company agrees that it will not, save as permitted under the Agreement or this Debenture:

         11.1 ENCUMBRANCES: save in respect of which any priority arrangements exist between the Security Trustee and any other person, create or permit to subsist any encumbrance on or over the Collateral or any interest therein ranking in priority to, pari passu with or subsequent to the security constituted or intended to be constituted by this Debenture; or

         11.2 DISPOSALS: sell, transfer, assign, lease out, lend or otherwise dispose of (whether outright, by a sale and repurchase or sale and leaseback arrangement or otherwise), or grant any rights (whether of pre-emption or otherwise) over, the Collateral or any interest therein nor enter into any agreement to do any of the same (save in the ordinary course of its operations in the case of assets of such Charging Company charged by this Debenture by way of floating charge only).

12       FURTHER ASSURANCE AND PERFECTION OF SECURITY

12.1     FURTHER ASSURANCE

12.1.1 Each Charging Company shall forthwith deliver to the Security Trustee or procure the delivery to the Security Trustee of Notices of Assignment duly executed by such Charging Company in respect of the Policies listed in Schedule 3 and set opposite its name and such further Policies as the Security Trustee may direct and shall use reasonable endeavours procure that each of the insurers liable on such Policies delivers to the Security Trustee a written acknowledgement substantially in the form of the acknowledgement and agreement attached to each such Notice of Assignment.

12.1.2 Each Charging Company shall execute in favour of the Security Trustee, or as the Security Trustee may otherwise direct, such further assignments, transfers, mortgages, charges or other encumbrances as in each such case the Security Trustee shall stipulate over the Collateral for the purpose of more effectively providing security for the payment, performance and discharge of the Secured Obligations or of enabling the Security Trustee to vest any of the Collateral in the Security Trustee or its nominee(s).

12.1.3 The assignments, transfers, mortgages, charges or other encumbrances referred to in clause 12.1.2 shall be in such form and contain such provisions as the Security Trustee requires. The obligations of each Charging Company under clause 12.1.2 and this clause 12.1.3 shall be in addition to and not in

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

         substitution for the covenants for further assurance deemed to be included in this Debenture by virtue of section 1(2) of the Law of Property (Miscellaneous Provisions) Act 1994.

12.1.4 Each Charging Company shall, whenever requested by the Security Trustee and at such Charging Company's cost, affix to such of the Collateral or endorse or cause to be endorsed on such documents as the Security Trustee shall in each case stipulate, labels, signs or memoranda in such form as the Security Trustee shall require (but not so as to impede or restrict the normal use or operation thereof) referring or drawing attention to the security constituted or intended to be constituted by this Debenture.

12.2     CONVERSION OF FLOATING CHARGE

12.2.1 Without prejudice to the security constituted or intended to be constituted by this Debenture, the Security Trustee may at any time by notice in writing to any Charging Company convert the floating charge created by such Charging Company pursuant to clause 2.2 with immediate effect into a specific charge as regards any of the Collateral of such Charging Company specified in the notice:

         (a) at any time after the Security Trustee becomes entitled to appoint a Receiver notwithstanding it may elect not to do so; or

         (b) if the Security Trustee considers such Collateral to be in danger of seizure, distress, attachment, execution, diligence or other legal process or to be otherwise in jeopardy.

12.2.2   The floating charge created by each Charging Company pursuant to clause
         2.2 shall (in addition to the circumstances in which the same will occur under general law) automatically be converted into a fixed charge in respect of the Collateral subject to such floating charge:

         (a) upon the presentation of a petition for an administration order to be made in relation to any Charging Company;

         (b) if any Charging Company fails to comply with its obligations under clause 11;

         (c) upon any person taking any step with a view to levying distress against any of the Collateral of any Charging Company or any judgement creditor taking any step with a view to enforcing against any of the Collateral of any Charging Company a judgement obtained against such Charging Company whether by a warrant of execution, writ of fieri facias, garnishee order, charging order or otherwise; or

         (d) if any other floating charge created by any Charging Company crystallises for any reason.

12.2.3 Service by the Security Trustee of a notice pursuant to clause 12.2.1 in relation to any class of the Collateral of any Charging Company shall not be construed

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

         as a waiver or abandonment of the Security Trustee's right to serve similar notices in respect of any other class of the Collateral of that or any other Charging Company or its other rights under this Debenture.

12.3     SECURITY IN JEOPARDY

         If at any time it shall appear to the Security Trustee (acting in good faith) that any of the Collateral of any Charging Company shall be in imminent danger of seizure, distress, attachment, execution, diligence or other legal process, or that the security constituted or intended to be constituted by this Debenture over such Collateral shall for any other reason be in jeopardy, the Security Trustee shall be entitled without notice to such Charging Company to take possession of and hold the same or to appoint a Receiver of such Collateral. The provisions of clause 13 shall govern the appointment, removal and powers of a Receiver appointed under this clause 12.3 as if he were a Receiver appointed under clause 12.

13       RECEIVER

13.1     APPOINTMENT OF RECEIVER

         If:

         13.1.1   any Charging Company requests that a Receiver be appointed; or

         13.1.2 the Security Trustee becomes aware of the intention of any party to petition for an administration order to be made in relation to any Charging Company or any such petition is presented; or

         13.1.3 any Charging Company fails duly and punctually to perform or discharge any of the Secured Obligations or any Event of Default occurs and is continuing under the Agreement,

         then at any time or times thereafter the Security Trustee may by writing appoint any person or persons to be a Receiver of any of the Collateral of any of the Charging Companies and of the rights of the Security Trustee contained in this Debenture in relation thereto.

13.2     JOINT RECEIVERS

         Where two or more persons are appointed to be a Receiver, the Security Trustee may in the appointment declare whether any act required or authorised to be done by a Receiver is to be done by any one or more of them for the time being holding office and, subject thereto, any such persons may act jointly and/or severally.

13.3     GENERAL POWERS OF RECEIVER

         Any Receiver of any of the Collateral of any Charging Company shall (subject to any limitations or restrictions which the Security Trustee may in its absolute and unfettered discretion incorporate in the deed or other instrument appointing him but notwithstanding the liquidation, winding-up, or dissolution at any time of such Charging Company and whether or not any such Receiver shall be an administrative receiver) have:

         13.3.1 all the powers conferred from time to time on receivers (whether administrative receivers or otherwise) by law and/or statute (including the Act and the Insolvency Act 1986);

         13.3.2 power on behalf and at the cost of such Charging Company and whether in the name of such Charging Company or otherwise to exercise all the powers and rights of an absolute owner and do or omit to do anything which such Charging Company could do or omit to do or could have done or omitted to do but for any incapacity or the appointment of a liquidator, administrator or like officer in relation to such Charging Company or its Collateral; and

         13.3.3 power to use the name of such Charging Company in connection with the exercise of any of such powers and, without prejudice to the generality of the provisions of clauses 13.3.1 and 13.3.2, on behalf and at the cost of, and in the name of such Charging Company or otherwise, the powers referred to in clause 13.4.

13.4     SPECIFIC POWERS OF RECEIVER

         Any Receiver shall, in relation to any Charging Company and the Collateral of such Charging Company in respect of which it is appointed, have the power to:

         13.4.1 carry on, manage, develop, reconstruct, amalgamate or diversify (or concur in managing, developing, reconstructing, amalgamating or diversifying) the business of such Charging Company or any part thereof or concur in so doing;

         13.4.2 purchase, acquire, accept a lease or licence of and/or any other interest in and/or develop or improve properties or other assets without being responsible for loss or damage;

         13.4.3 raise or borrow any money (including, without limitation, money for the completion, with or without modification, of any building on the Property of such Charging Company in the course of construction and any development or project in which such Charging Company was engaged) from, or incur any other liability to, the Security Trustee and/or others on such terms as he may think fit and secure the payment of any such money and liabilities, whether or not in priority to the Secured Obligations, in such manner as he shall think fit and with or without any encumbrance on or affecting any of such Collateral and enter into any form of hedging arrangement, whether in relation to any such borrowing or any Secured Obligation or otherwise, on such terms as he shall think fit;

         13.4.4 without the restrictions imposed by section 103 of the Act, or the need to observe any of the provisions of sections 99 and 100 of the Act, sell by public auction or private contract, convey, transfer, assign, let, surrender or accept surrenders, grant licences or otherwise dispose of or deal with such Collateral or concur in so doing in such manner, for such consideration and generally on such terms and conditions as he may think fit;

         13.4.5 sever plant, machinery and other fixtures and sell them separately from that part of any Property of such Charging Company containing them and pending any such sale use the same without cost to the Receiver and without any liability to such Charging Company in connection with the use thereof;

         13.4.6 promote the formation of companies with a view to the same purchasing, leasing, licensing or otherwise acquiring interests in such Collateral, or otherwise arrange for such companies to trade or cease to trade and to purchase, lease, license or otherwise acquire any of such Collateral on such terms and conditions whether or not including payment by instalments secured or unsecured as he may think fit;

         13.4.7 make and effect such repairs, renewals and improvements to such Collateral as he may think fit and maintain, renew, take out or increase insurances;

         13.4.8 appoint managers, agents, officers and employees for any of the purposes set out in clauses 13.3 and 13.4 or to guard or protect such Collateral at such salaries and commissions and for such periods and on such terms as he may determine and may dismiss the same;

         13.4.9 make calls, conditionally or unconditionally, on the members of such Charging Company in respect of uncalled capital;

         13.4.10 exercise for and on behalf of such Charging Company all the powers and provisions conferred on a landlord or a tenant by the Landlord and Tenant Acts 1927-1988 (inclusive) or any other legislation from time to time in force relating to rents in respect of any part of the Property of such Charging Company but without any obligation to exercise any of such powers and without any liability in respect of powers so exercised or omitted to be exercised; and

         13.4.11 sign any document, execute any deed and do all such other acts and things, whether in the name of such Charging Company or otherwise, in relation to, or as may be considered by him to be incidental or conducive to, any of the matters or powers aforesaid or to the protection and/or realisation of the security constituted or intended to be constituted by this Debenture.

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

13.5     RECEIVER AS AGENT

         Any Receiver of any of the Collateral of any Charging Company shall, so far as the law allows, be deemed to be the agent of such Charging Company for all purposes and such Charging Company shall be solely responsible for his acts, defaults, contracts, engagements, omissions, losses, liabilities, misconduct and remuneration (save where caused by gross negligence or wilful misconduct) and neither the Security Trustee nor any Beneficiary shall be under any liability whatsoever in such regard.

13.6     REMUNERATION

         The remuneration of the Receiver shall be such sum or rate payable in such manner as may be agreed between him and the Security Trustee at or at any time after his appointment without being limited to the maximum rate specified in section 109(6) of the Act.

13.7     REMOVAL

         The Security Trustee may from time to time remove any Receiver appointed by it and, in the case of an administrative receiver, may at any time and from time to time apply to the court for removal of any administrative receiver appointed by it and may, whenever it may deem it expedient, appoint or as the case may be apply to the court for the appointment of another qualified person as a new Receiver in place of any Receiver whose appointment may for any reason have terminated.

13.8     APPLICATION OF PROCEEDS

         Any Receiver shall (so far as the law allows) apply all monies received by him in the following order:

         13.8.1 in the payment of any costs, charges and expenses of or incidental to the Receiver's appointment, the payment of his remuneration and the payment and discharge of any other Expenses incurred by or on behalf of the Receiver;

         13.8.2 in or towards payment of any debts or claims which are by statute payable in preference to the Secured Obligations but only to the extent to which such debts or claims have such preference; and

         13.8.3 in or towards payment and discharge of the balance of the Secured Obligations in such order and manner as the Security Trustee may in its absolute and unfettered discretion from time to time conclusively determine; and

         13.8.4 in payment of the surplus (if any) to the Charging Company or other person entitled to it.

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

14       VARIATION AND EXTENSION OF STATUTORY POWERS

14.1     STATUTORY POWERS GENERALLY

         The powers conferred on mortgagees or receivers (including administrative receivers) by the Act and the Insolvency Act 1986 shall apply to this Debenture except insofar as they are expressly or impliedly excluded and where there is any ambiguity or conflict between the powers contained in the Act and/or the Insolvency Act 1986 and those contained in this Debenture the terms of this Debenture shall (so far as the law allows) prevail.

14.2     SECURITY TRUSTEE'S POWERS

         The restrictions contained in sections 93 and 103 of the Act shall not apply to the security constituted or intended to be constituted by this Debenture and the powers contained in section 101 of the Act shall be immediately exercisable at any time after the Security Trustee becomes entitled to appoint a Receiver pursuant to clause 13.1 and shall be varied and extended so that the Security Trustee shall at any such time be entitled (without prejudice to any other rights or powers of a mortgagee) to exercise any of the powers conferred upon a Receiver by clause 13 and shall have the benefit of all the provisions of clause 13.

14.3     MORTGAGEE IN POSSESSION

         It is agreed and declared that no exercise (whether by the Security Trustee or any Receiver) of any of the powers contained in this Debenture shall render the Security Trustee or any Receiver liable as mortgagee in possession in respect of any of the Collateral of any Charging Company or liable for any loss or damage (including, without limitation, loss upon realisation of any of the Collateral) save where caused by gross negligence or wilful default on the part of the Security Trustee or any Receiver.

14.4     PROTECTION FOR THIRD PARTIES

         No third party dealing with the Security Trustee or any Receiver or its or his agents shall, whether before, on or after any contract, disposition or assurance in relation to any Collateral in such third party's favour be concerned to enquire whether the Secured Obligations have become payable or whether any power which the Security Trustee or any Receiver purports to exercise has become exercisable or whether any of the Secured Obligations remain undischarged or to see to the application of any money paid to the Security Trustee or any Receiver, nor shall any such third party lending any money to a Receiver be concerned to enquire as to the propriety or purpose of the exercise of such power or as to the application of any money so borrowed.

14.5     DELEGATION

         The Security Trustee or any Receiver may at any time delegate by power of attorney or in any other manner to any person or persons any of the powers (including the power of attorney contained in clause 16.1), authorities and

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

         discretions which are for the time being exercisable by the Security Trustee or any Receiver under this Debenture in relation to the Collateral of any Charging Company. Any such delegation may be made upon such terms (including power to sub-delegate) and subject to such regulations as the Security Trustee or Receiver may think fit. Neither the Security Trustee nor any Receiver shall, save for their wilful default or gross negligence, be in any way liable or responsible to any Charging Company for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate.

14.6     SUSPENSE ACCOUNTS

         The Security Trustee and any Receiver may place and keep (for such time as it or he shall consider prudent) any money received, recovered or realised from any Charging Company or in relation to any Collateral of such Charging Company pursuant to this Debenture in a separate suspense account (to the credit of either such Charging Company or the Security Trustee as the Security Trustee shall think fit) without any obligation to apply the same or any part thereof in or towards the discharge of the Secured Obligations provided that if such monies are at any time sufficient to discharge the Secured Obligations in full, they shall be promptly so applied.

14.7     SECURITY TRUSTEE'S POWER TO REMEDY BREACHES

         If at any time any Charging Company fails to perform any of the covenants contained in this Debenture it shall be lawful for the Security Trustee, but the Security Trustee shall have no obligation, to take such action on behalf of such Charging Company (including, without limitation, the payment of money) as may in the Security Trustee's reasonable opinion be required to ensure that such covenants are performed. Any losses, costs, charges and expenses incurred by the Security Trustee in taking such action shall be reimbursed by such Charging Company on demand.

15       CONTINUING SECURITY

15.1     SUBSEQUENT CHARGES

15.1.1 If the Security Trustee receives notice (whether actual or constructive) of any subsequent encumbrance or other interest affecting any of the Collateral of any Charging Company, or of any other matter which may cause the security constituted or intended to be constituted by this Debenture to cease to be a continuing security the Security Trustee, the Agent and the Lenders may open a new account or accounts for such Charging Company.

15.1.2 If any of the Security Trustee, the Agent and the Lenders does not open a new account for a Charging Company pursuant to clause 15.1.1 then, it shall nevertheless be treated as if it had done so at the time when it received such notice and as from that time all payments made by or on behalf of such Charging Company shall be credited or deemed to have been credited to the new account and shall not operate to reduce the amount due from such Charging Company at the time when it received such notice.

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

15.2     GENERAL

         The security constituted by this Debenture secures present and further advances as may be made by the Lenders subject to and in accordance with the terms of the Agreement and shall be a continuing security notwithstanding any settlement of account or other matter whatsoever (other than the discharge in full of the Secured Obligations) and is in addition to and shall not merge with or otherwise prejudice or affect (or be prejudiced or affected by) the security constituted by any encumbrance, guarantee or other assurance now or hereafter held by the Security Trustee or any right or remedy of the Security Trustee in respect of the same and shall not be in any way prejudiced or affected by the invalidity thereof, or by the Security Trustee now or hereafter dealing with, exchanging, releasing, modifying or abstaining from perfecting or enforcing any of the same, or any rights which it may now or hereafter have, or giving time for payment or indulgence or compounding with any other person liable.

16       POWER OF ATTORNEY

16.1     APPOINTMENT

         Each Charging Company, by way of security for the performance of such Charging Company's obligations under this Debenture, irrevocably appoints the Security Trustee and the persons deriving title under it and separately any Receiver jointly or severally to be its attorney or attorneys for it and in the name and on behalf and as the act and deed or otherwise of such Charging Company to sign, seal, execute, deliver, perfect and do all deeds, instruments, acts and things which may be required:

         16.1.1 for carrying out any obligations imposed on such Charging Company by or pursuant to this Debenture;

         16.1.2 for carrying any sale, lease or other dealing whatsoever by the Security Trustee or Receiver into effect;

         16.1.3 for conveying or transferring any legal estate or other interest in land or any other property whatsoever;

         16.1.4   for getting in all or any part of the Collateral; and

         16.1.5 generally for enabling the Security Trustee and any Receiver to exercise the respective powers, authorities and discretions conferred on them by or pursuant to this Debenture or by law.

         The provisions of this clause 16.1 shall take effect as and by way of variation to the provisions of Section 109(8) of the Law of Property Act 1925 which provisions as so varied and extended shall be deemed incorporated herein as if they related to a receiver of the Collateral and not merely a receiver of the income thereof.

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16.2     RATIFICATION

         Each Charging Company covenants with the Security Trustee and separately with any Receiver that, on request, it will ratify and confirm all security agreements, documents, acts and all transactions entered into by the Security Trustee or any Receiver (or by such Charging Company at the instance of the Security Trustee or any Receiver) in the exercise or purported exercise of its or his powers and such Charging Company irrevocably acknowledges and agrees that the power of attorney contained in clause 16.1 is given to secure the proprietary interest of, and the performance of obligations owed to, the respective donees within the meaning of the Powers of Attorney Act 1971.

17       INDEMNITIES

17.1     GENERAL

         Each Charging Company agrees to indemnify the Security Trustee (and its nominees) and any Receiver on demand against all losses, actions, claims, expenses, demands or liabilities whether in contract, tort or otherwise now or hereafter incurred by any of them or by any manager, agent, officer or employee for whose liability, act or omission any of them may be answerable for anything done or omitted in the exercise or purported exercise of the powers contained in this Debenture or occasioned by any breach by such Charging Company of any of its covenants or other obligations under this Debenture or otherwise arising out of or in connection with the Collateral of such Charging Company or the security constituted or intended to be constituted by this Debenture (save where the same is caused by the gross negligence or wilful misconduct of the Security Trustee or any Receiver Manager, agent, officer or employee).

17.2     TAXES

         Each Charging Company agrees to indemnify each Beneficiary, the Security Trustee and any Receiver on demand against all present or future stamp or other taxes or duties and any penalties or interest with respect thereto which may be imposed by any competent authority in connection with the execution or enforcement of this Debenture or in consequence of any payment made pursuant hereto being impeached or declared void for any reason whatsoever.

18       NO WAIVER

         No failure or delay by the Security Trustee or any Beneficiary in exercising any right or remedy shall operate as a waiver thereof, nor shall any single or any partial exercise or waiver of any right or remedy preclude its further exercise or the exercise of any other right or remedy as though no waiver had been made and no relaxation or indulgence granted.

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19       PAYMENTS AND DISCHARGE

19.1     PAYMENT WITHOUT DEDUCTION

         All payments to be made to any person under this Debenture shall be made free and clear of and (save as required by law) without any deduction for or on account of any tax, withholding, charges, set-off or counterclaim. All payments shall be made into such account or accounts as the Security Trustee may from time to time specify for that purpose.

19.2     GROSS-UP AND TAX RECEIPTS

         If any Charging Company is required by law to make a deduction or withholding from any payment made under this Debenture then the sum payable by such Charging Company in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding (including any deduction or withholding applicable to additional sums payable under this clause), the Security Trustee receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or been required to be made. If any Charging Company makes any payment under this Debenture in respect of which it is required by law to make any deduction or withholding it shall pay the full amount to be deducted or withheld to be relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Security Trustee (no later than one week after the end of the time allowed for such payment under applicable law) an original receipt or other appropriate evidence issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld from such payment.

19.3     TAX CREDITS

         If any Charging Company makes an increased payment under clause 19.2 for the account of any person and such person in its sole opinion and based on its own interpretation of any relevant laws or regulations (but acting in good faith) determines that it has received or been granted a credit against or relief or remission for or in respect of any tax paid or payable by it in respect of or calculated by reference to the deduction or withholding giving rise to such payment, such person shall, to the extent that it determines that it can do so without prejudice to the retention of the amount of such credit, relief, remission or payment and, to the extent it is reasonably identifiable and quantifiable, as soon as practicable pay to such Charging Company an amount equal to such part or all of such credit, relief, remission or repayment as can be made available to such Charging Company in such a way as to leave such person (after such payment) in no better or worse position than it would have been in if such Charging Company had not been required to make such deduction or withholding. Nothing contained in this clause 19.3 shall interfere with the right of a person to arrange its tax affairs in whatever manner it thinks

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         fit nor oblige any person to disclose any information in relation to its tax affairs or any computation in respect thereof.

19.4     REINSTATEMENT

         Any settlement or discharge under this Debenture between the Security Trustee and any Charging Company shall be conditional upon no security or payment to the Security Trustee or any Beneficiary by such Charging Company or any other person being avoided or set aside or ordered to be refunded or reduced by or pursuant to any applicable law or regulation and, if such condition is not satisfied, the Security Trustee shall be entitled to recover from such Charging Company on demand the value of any such security or the amount of any such payment as if such settlement or discharge had not occurred.

19.5     RELEASES

         Without prejudice to any of the terms of any of the Finance Documents regarding the giving of consents, releases and/or discharges to any Charging Company (whether to facilitate any disposition in relation to any of the Collateral of any Charging Company or otherwise) the Security Trustee shall, at the request and cost of the Charging Companies following the irrevocable payment and discharge in full of the Secured Obligations (with no Beneficiary being under any further obligation, actual or contingent, to any Charging Company) and provided that the security constituted by this Debenture shall not have been enforced, and the Security Trustee is satisfied that such payment is not subject to avoidance or liable to be set aside, refunded or reduced as referred to in clause 19.4, duly execute and do all such deeds, acts and things as may be necessary to release from the security constituted by this Debenture the assets which are then subject to it. Each Charging Company agrees that if any of its Investments charged by this Debenture are released from such charge, the Security Trustee may release securities of the same class and denomination as the Investments concerned rather than the identical Investments deposited or transferred under this Debenture.

20       CURRENCY

         Any amount received or recovered by the Security Trustee in respect of any sum expressed to be due to it (whether for itself or as trustee for any other person) from any Charging Company under this Debenture in a currency other than the currency (the "CONTRACTUAL CURRENCY") in which such sum is so expressed to be due (whether as a result of, or of the enforcement of, any judgement or order of a court or tribunal of any jurisdiction, the winding-up of a Charging Company or otherwise) shall only constitute a discharge to such Charging Company to the extent of the amount of the contractual currency that the Security Trustee is able, in accordance with its usual practice, to purchase with the amount of the currency so received or recovered on the date of receipt or recovery (or, if later, the first date on which such purchase is practicable). If the amount of the contractual currency so purchased is less than the amount of the contractual currency so expressed to be due such Charging Company

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

         shall indemnify the Security Trustee against any loss sustained by it as a result, including the cost of making any such purchase.

21       LAND REGISTRY

         Wherever any application shall be made to note this Debenture in the charges register relating to the title to any registered land of any Charging Company which shall be the subject of any of the charges constituted by this Debenture the parties hereto apply and agree to apply to the Registrar for the following entries to be made on the register of such Charging Company's title relating to any such registered land:

         21.1 ["No disposition or other dealing by the proprietor of the land is to be registered or noted on the register without the consent of the proprietor for the time being of the charge referred to in entry no. [ ] of the Charges Register".]

         21.2     [" are under an obligation to make further advances."]

22       NOTICES

22.1     GENERAL

         Any demand, notice or other communication to be made on or delivered to a Charging Company hereunder or in respect of the Secured Obligations shall be made or delivered by facsimile transmission (referred to as "FAX") or otherwise in writing and shall be treated as having been served if served in accordance with clause 22.2. Each demand, notice or other communication to be made on or delivered to any party to this Debenture may (unless that party has by 15 days' written notice to the other party or parties specified another address, telex or fax number) be made or delivered to that other person at its registered office or the address or fax number (if any) set out under its name at the end of this Debenture.

22.2     MODE OF SERVICE

         Service may be made on any Charging Company:

         22.2.1 personally on any director or the company secretary of such Charging Company;

         22.2.2 by leaving it at the address for service of such Charging Company referred to in clause 22.1;

         22.2.3 by sending it by pre-paid first class letter (or by airmail if to or from an address outside the United Kingdom) through the post to the address for service of such Charging Company referred to in clause 22.1; or

         22.2.4 by fax to the fax number of such Charging Company and so that any fax shall be deemed to be in writing and, if it bears the

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                  signature of the server or its authorised representative or agent, to have been signed by or on behalf of the server.

22.3     DEEMED SERVICE

         Any demand, notice or other communication shall be served or treated as served at the following times:

         22.3.1 in the case of service personally or in accordance with clause 22.2.2, at the time of such service;

         22.3.2 in the case of service by post, at 9.00 am on the working day next following the day on which it was posted or, in the case of service to or from an address outside the United Kingdom, at 9.00 am on the fourth working day following the day on which it was posted; and

         22.3.3 in the case of service by fax, if sent before 9.00 am on a working day, at 11.00 am on the same day, if sent between 9.00 am and 5.30 pm on a working day, two hours after the time of such service or, if sent after 5.30 pm on a working day, or if sent on a day other than a working day, at 9.00 am on the next following working day.

         For the purpose of this clause 22 the term "WORKING DAY" shall mean a day (other than a Saturday or a Sunday) upon which the recipient of any demand, notice or other communication is normally open for business in the country of its address for service referred to in clause 22.1 and references to any time of day shall be construed as references to the time of day in such country.

22.4     PROOF OF SERVICE

         In proving service of a demand, notice or other communication served:

         22.4.1 by post, it shall be sufficient to prove that such demand, notice or other communication was correctly addressed, full postage paid and posted; and

         22.4.2 by fax, it shall be sufficient to prove that the fax was followed by such machine record as indicates that the entire fax was sent to the relevant number.

23       SET-OFF

         Each Charging Company authorises the Security Trustee, the Agent and any Lender, subject and without prejudice to the provisions of the Agreement, at any time after the occurrence of an Event of Default which is continuing and without notice to such Charging Company, to apply any credit balance (whether or not then due) to which such Charging Company is at any time beneficially entitled on any account at any office of such person in or towards satisfaction of the Secured Obligations (and on or at any time after the Security Trustee shall become entitled to appoint a Receiver that person may make such application notwithstanding any specified maturity of any deposits

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

         standing to the credit of any account of such Charging Company with such person) and for this purpose such person is authorised to purchase with the monies standing to the credit of any such account such other currencies as may be necessary to effect such application. Any person so entitled shall not be obliged to exercise any of its rights under this clause which shall be without prejudice to and in addition to any rights of set-off, combination of accounts, consolidation or other rights to which it is at any time otherwise entitled (whether by operation of law, contract or otherwise).

24       TRUSTEE PROVISIONS

24.1     DECLARATION OF TRUST

         The Security Trustee shall hold the security constituted by this Debenture and the benefit of all related rights in trust for the benefit of the Beneficiaries on the terms and subject to the conditions set out in this Debenture and the Agreement.

24.2     PERPETUITY PERIOD

         The perpetuity period under the rule against perpetuities (if applicable to this Debenture) shall be the period of eighty years from the date of this Debenture.

24.3     APPLICATION OF SUMS RECEIVED

         Subject to the other provisions of this clause 24, the Security Trustee shall apply all amounts standing to the credit of any account referred to in clause 14.6 and any other amounts realised pursuant to the exercise of any rights or powers it might have pursuant to this
         Debenture:

         24.3.1 first, in the payment of any costs, charges and expenses of or incidental to the appointment of any Receiver pursuant to this Debenture, the payment of his remuneration and the payment and discharge of any other Expenses incurred by or on behalf of the Receiver;

         24.3.2 secondly, in or towards payment of any debts or claims which are by statute payable in preference to the Secured Obligations but only to the extent to which such debts or claims have such preference;

         24.3.3 thirdly, in or towards payment and discharge pro rata of any Secured Obligations then due, owing or incurred to the Security Trustee, in its capacity as Security Trustee (and not in any other capacity) for its own account;

         24.3.4 fourthly, in payment to the Agent in or towards payment and discharge of the balance of the Secured Obligations (if any) in accordance with the provisions of the Agreement provided that, when distributing sums in accordance with this clause 24.3, the Security Trustee will treat any contingent liability as an actual liability and distribute to the party entitled thereto accordingly (any

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

                  such party receiving sums in respect of a contingent liability shall place such sums on deposit with such bank (not being a bank entitled to exercise any right of set-off or combination or consolidation of accounts or having the benefit of any encumbrance over such deposit) and on such terms as the Security Trustee may approve and, if such contingent liability shall fail to mature, shall return such sums (together with any interest earned thereon) to the Security Trustee for distribution in accordance with the terms of this clause 24.3); and

         24.3.5 fifthly, in payment of the surplus (if any) to the Charging Companies or other person entitled thereto.

24.4     SECURITY TRUSTEE'S SOLE RIGHT TO APPROPRIATE

         No Charging Company shall have the right to appropriate any payment to, or other sum received, recovered or held by, the Security Trustee in or towards payment of any particular part of the Secured Obligations and the Security Trustee shall have the exclusive right to appropriate any such payment or other sum as provided in this clause 24.

24.5     TIMING OF DISTRIBUTION

         Distributions by the Security Trustee shall be made at such times as the Security Trustee in its absolute discretion determines to be as soon as is reasonably practicable, having regard to all relevant circumstances, and the Security Trustee shall have no liability whatsoever for any loss or damage which any Beneficiary might sustain as a consequence of the timing of any such distribution.

24.6     DATE FOR CALCULATION OF SECURED OBLIGATIONS

         For the purpose of any distribution by the Security Trustee, the Security Trustee may, by notice to the Beneficiaries, fix a date (being not earlier than the date of such notice) as at which the amount of the Secured Obligations are to be calculated.

24.7     CERTIFICATE FROM BENEFICIARY

         For the purposes of determining the amount of any payment to be made to any Beneficiary pursuant hereto the Security Trustee shall be entitled to call for and rely upon (and it is the intention of the parties that the Security Trustee shall rely upon) a certificate from the relevant Beneficiary of the amount and nature of any amount due, owing or incurred to the relevant Beneficiary at the date fixed by the Security Trustee for such purpose and as to such other matters as the Security Trustee may deem necessary or desirable to enable it to make a distribution.

24.8     MISTAKEN PAYMENTS

         If the Security Trustee makes any distribution contrary to any of the provisions of this clause 24 or any distribution made by it otherwise transpires to have

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

         been invalid or the Security Trustee and the person receiving such distribution agree that it should be refunded, the recipient shall, to the extent that no charge is thereby created, hold the proceeds of that distribution on trust to repay to the Security Trustee forthwith on demand. If the trust imposed by this clause 24.8 cannot be given effect to for whatever reason, including the possible creation thereby of a charge, the relevant recipient shall, if and when so requested by the Security Trustee, pay an amount equal to the proceeds of that distribution required to be held on trust to the Security Trustee.

24.9     SUPPLEMENT TO TRUSTEE ACTS 1925 AND 2000

         By way of supplement to the Trustee Acts 1925 and 2000 it is expressly declared as follows:

         24.9.1 EXPERTS: the Security Trustee may, in relation to this Debenture, act or rely upon the opinion or advice of, or any information obtained from, any lawyer, valuer, surveyor, broker, auctioneer, accountant or other expert commissioned by the Security Trustee and shall not be responsible to anyone for any loss or damage occasioned by so acting or relying. Any such opinion, advice or information may be sent or obtained by letter, telex, cable, facsimile transmission or otherwise and the Security Trustee will not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error or is not authentic or validly signed;

         24.9.2 CERTIFICATE OF A CHARGING COMPANY: the Security Trustee may call for and may accept as sufficient evidence a certificate of any Charging Company signed by any director of such Charging Company to the effect that any particular dealing, transaction, step or thing is, in the opinion of the said director, suitable or expedient or as to any other fact or matter upon which the Security Trustee may, in the exercise of any of its rights, powers or duties hereunder, require to be satisfied and the Security Trustee need not call for further evidence and will not be responsible to anyone for any loss or damage occasioned by acting on any such certificate;

         24.9.3 INTERPRETATION OF THIS DEBENTURE: the Security Trustee (as between itself and each of the Beneficiaries) shall have full power to determine in good faith all questions and doubts arising in relation to any of the provisions of this Debenture and every such determination, whether made upon such a question actually raised or implied in the acts or proceedings of the Security Trustee, shall be conclusive and shall (save for manifest error) bind the Security Trustee and each Beneficiary;

         24.9.4 TITLE: the Security Trustee shall accept without enquiry, requisition, objection or investigation such title as the relevant Charging Company has to the Collateral to the intent that the Security Trustee shall not in any way be responsible for its inability

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

                  to exercise any of its rights or powers or duties hereunder or for any loss or damage thereby occasioned;

         24.9.5 PERFECTION OF SECURITY: the Security Trustee shall not be liable for any failure, omission or defect in perfecting any security created or purported to be created by or pursuant to this Debenture including (without prejudice to the generality of the foregoing):

                  (a) failure to obtain any licence, consent or other authority for the execution, delivery, validity, legality, adequacy, performance, enforceability or admissibility in evidence of this Debenture or any other document;

                  (b) failure to effect or procure registration of or otherwise protect any security created or purported to be created by or pursuant to this Debenture or any other document by registering under any applicable registration laws in any territory, any notice, caution or other entry prescribed by or pursuant to the provisions of the said laws;

                  (c) failure to take or require any of the Charging Companies to take any steps to render the security created or purported to be created by or pursuant to this Debenture effective as regards any property outside England and Wales or to secure the creation of any ancillary charge under the laws of any territory concerned; or

                  (d) failure to call for delivery of documents of title to or require transfers, legal mortgages, charges or other further assurances in relation to any of the Collateral;

         24.9.6 ACTS AND OMISSIONS: the Security Trustee shall not in fulfilling its duties and discharging its responsibilities as Security Trustee be liable or responsible for any loss or damage which may result from anything done or omitted to be done by it in accordance with the provisions of this Debenture (save where caused by fraud, gross negligence or wilful default on the part of the Security Trustee);

         24.9.7 COMPLIANCE WITH LAWS: the Security Trustee may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any regulation or which would or might otherwise render it liable to any person and may do anything which is, in its absolute discretion, necessary to comply with any such law or regulation;

         24.9.8 DEPOSIT OF TITLE DOCUMENTS: the Security Trustee shall be at liberty to place all title deeds and other documents certifying, representing or constituting the title to any of the Collateral for the time being in its hands in any safe deposit, safe or receptacle selected by the

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

                  Security Trustee or with any bankers or banking company (including the Security Trustee or any of the other Beneficiaries) or company whose business includes undertaking the safe custody of documents or solicitors or firm of solicitors, may pay all reasonable sums required to be paid on account of or in respect of such deposit and may make any such arrangements as it thinks fit for allowing any of the Charging Companies or their respective lawyers, auditors or other professional advisors access to or possession of such title deeds and other documents when necessary or convenient and the Security Trustee shall not be responsible for any loss incurred in connection with any such deposit, access or possession;

         24.9.9 USE OF NOMINEES: any investment of any part or all of the Collateral may, at the discretion of the Security Trustee, be made or retained in the names of nominees;

         24.9.10 DELEGATION: the Security Trustee may, whenever it thinks fit, delegate by power of attorney or otherwise to any person or persons, or fluctuating body of persons, all or any of the rights, powers, authorities and discretions vested in it by the Agreement or this Debenture and such delegation may be made upon such terms and subject to such conditions (including the power to sub-delegate) and subject to such regulations as it may think fit and it shall not be bound to supervise, or to be in any way responsible for any loss, liability, costs, charges or expenses incurred by reason of any misconduct or default on the part of, any such delegate or sub-delegate (other than as a result of its fraud, gross negligence or wilful misconduct); and

         24.9.11 INSURANCE: without prejudice to any other provision of the Agreement or this Debenture, the Security Trustee shall not be under any obligation to insure any of the Collateral or to require any other person to maintain any such insurance and shall not be responsible for any loss or damage which may be suffered by any person as a result of the lack of or inadequacy or insufficiency of any such insurance.

24.10    RELATIONSHIP WITH THE BENEFICIARIES

         The Security Trustee shall, for the purposes of the Agreement and this Debenture, be entitled to deal with each of the Beneficiaries by dealing exclusively with the Agent.

24.11    INDEMNITY PROVISIONS

         The Security Trustee and every attorney, agent or other person appointed by it under the Agreement or this Debenture may indemnify itself or himself out of the Collateral against all claims, demands, liabilities, proceedings, costs, fees, charges, losses and expenses incurred by any of them in relation to or arising out of the taking or holding of the Collateral, the exercise or purported exercise of the rights, trusts, powers and discretions vested in any of them or

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

         any other matter or thing done or omitted to be done in connection with the Agreement or this Debenture or pursuant to any law or regulation (otherwise than as a result of its fraud, gross negligence or wilful misconduct).

24.12    APPOINTMENT OF ADDITIONAL SECURITY TRUSTEES

         The Security Trustee may at any time appoint any person (whether or not a trust corporation) to act either as a separate trustee or as a co-trustee jointly with it (i) if it considers such appointment to be in the interests of the Beneficiaries or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Trustee deems relevant for the purposes hereof and the Security Trustee shall give prior notice to the Charging Companies of any such appointment. Any person so appointed shall (subject to the provisions of the Agreement or this Debenture) have such powers, authorities and discretions and such duties and obligations as shall be conferred or imposed on such person by the instrument of appointment and shall have the same rights, powers, discretions and benefits under the Agreement and this Debenture as the Security Trustee. Save where the contrary is indicated or unless the context otherwise requires any reference in the Agreement and this Debenture to the Security Trustee shall be construed as a reference to the Security Trustee and each such separate trustee and co-trustee. The Security Trustee shall have power in like manner to remove any person so appointed. Such remuneration as the Security Trustee may pay to any person so appointed, and any costs, charges and expenses incurred by such person in performing its functions pursuant to such appointment, shall for the purposes hereof be treated as costs, charges and expenses incurred by the Security Trustee in performing its function as trustee hereunder.

24.13    RESIGNATION

         The Security Trustee may, following consultation with the Beneficiaries, resign at any time by giving not less than 30 days notice in writing to that effect to each of the Beneficiaries provided that such resignation shall not become effective until a successor to the Security Trustee has been appointed and accepted its appointment and all necessary documents have been entered into to ensure that the benefit of this Debenture is held by such successor.

25       COUNTERPARTS

         This Debenture may be executed in any number of counterparts and by way of facsimile transmission and by different parties on separate counterparts each of which will constitute an original and all the counterparts together will constitute the same instrument.

26       CONSENTS

         Where any matter relating to the Chessington Property requires the consent of the Security Trustee pursuant to the terms of this Debenture, such consent shall not be withheld or delayed by the Security Trustee if the relevant subject matter also requires the consent of the Chessington Mortgagee and the Chessington Mortgagee has granted its consent.

27       LAW AND JURISDICTION

27.1     LAW

         This Debenture and the rights and obligations of the parties hereto shall be governed by and construed in accordance with English law.

27.2     JURISDICTION

27.2.1 SUBMISSION: Each of the parties to this Debenture (other than the Security Trustee) agrees for the benefit of the Security Trustee (on behalf of the Beneficiaries) that the courts of England shall have jurisdiction to hear and determine, any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Debenture and, for such purposes, irrevocably submits to the jurisdiction of such courts.

27.2.2 FORUM: Each Charging Company irrevocably waives any objection which it might now or hereafter have to the courts referred to in clause 27.2.1 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Debenture and agrees not to claim that any such court is not a convenient or appropriate forum.

27.2.3 SERVICE OF PROCESS: BMEBV agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered, in connection with any suit, action or proceeding in England, to Ideal at its registered office for the time being.

27.2.4 OTHER COMPETENT JURISDICTIONS: The submission to the jurisdiction of the courts referred to in clause 27.2.1 shall not (and shall not be construed so as to) limit the right of the Security Trustee to take proceedings against any Charging Company in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

27.2.5 CONSENT TO ENFORCEMENT: Each Charging Company hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Debenture to the giving of any relief or the issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever of such Charging Company (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

IN WITNESS whereof each Charging Company has duly executed this Debenture as a deed and intends to deliver and hereby delivers the same on the date first above written and, prior to such delivery, this Debenture has been duly signed on behalf of the Security Trustee, in the manner appearing below.

                                   SCHEDULE 1

                         THE ORIGINAL CHARGING COMPANIES

Company Name                                   Company Number
Ideal Hardware Limited                         03969946
Bell Microproducts Europe Export Limited       03711148
Bell Microproducts Europe B.V.                 N/A
Bell Microproducts Limited                     04079671
Unifund Limited                                03942210

                                   SCHEDULE 2

                             RECEIVABLES ACCOUNT(S)

                          NAME AND ADDRESS OF ENTITY AT
NAME OF ACCOUNT HOLDER    WHICH ACCOUNT IS HELD               ACCOUNT DETAILS        CURRENCY
Ideal Hardware Limited    NatWest Bank plc                 Receivables Account No:     $US
                          Berkeley Square and Mayfair      06320287
                          Branch
                          PO Box 2153
                          1-4 Berkeley Square House
                          Berkeley Square
                          London W1A 1SN

                          Sort Code: 60-02-20

Ideal Hardware Limited    NatWest Bank plc                 Receivables Account No:     GBP
                          Berkeley Square and Mayfair      32733992
                          Branch
                          PO Box 2153
                          1-4 Berkeley Square House
                          Berkeley Square
                          London W1A 1SN

                          Sort Code: 60-02-20

Ideal Hardware Limited    NatWest Bank plc                 Receivables Account No:     EUR
                          Berkeley Square and Mayfair      06704077
                          Branch
                          PO Box 2153
                          1-4 Berkeley Square House
                          Berkeley Square
                          London W1A 1SN

                          Sort Code: 60-02-20

Bell Microproducts        NatWest Bank plc                 Receivables Accounts        GBP
Europe Export Limited     Berkeley Square and Mayfair      No: 50344927
                          Branch
                          PO Box 2153
                          1-4 Berkeley Square House
                          Berkeley Square
                          London W1A 1SN

                          Sort Code: 60-02-20

Bell Microproducts        NatWest Bank plc                 Receivables Accounts        $US
Europe Export Limited     Berkeley Square and Mayfair      No: 8146268
                          Branch
                          PO Box 2153
                          1-4 Berkeley Square House

                          Berkeley Square
                          London W1A 1SN

                          Sort Code: 60-02-20

Bell Microproducts        NatWest Bank plc                 Receivables Accounts        EUR
Europe Export Limited     Berkeley Square and Mayfair      No: 8146276
                          Branch
                          PO Box 2153
                          1-4 Berkeley Square House
                          Berkeley Square
                          London W1A 1SN

                          Sort Code: 60-02-20

                                   SCHEDULE 3

                        DETAILS OF POLICIES AND CONTRACTS

                                     PART 1

                                  THE POLICIES

   CHARGING COMPANY                     INSURER           POLICY NO                         TYPE
Ideal Hardware Limited           Royal & Sun Alliance     RKJ987335                 Material Damage &
                                                                                    Business Interruption
                                                                                    (inc Terrorism "Buy
                                                                                    Back")

Ideal Hardware Limited           Zurich Commercial        EP334086                  Material Damage &
                                                                                    Business Interruption
                                                                                    (inc Terrorism "Buy
                                                                                    Back")

Ideal Hardware Limited           Royal & Sun Alliance     SJ/RKK66456-2             Money

Ideal Hardware Limited           Royal & Sun Alliance     CP9863                    Computer (inc Terrorism
                                 Engineering                                        "Buy Back")

Bell Microproducts Europe        EULER Trade Indemnity    191554601                 Credit Insurance
Export Limited

Ideal Hardware Limited           EULER Trade Indemnity    KI13/01/190177701         Credit Insurance

                                     PART 2

                                  THE CONTRACTS

CHARGING COMPANY            DETAILS OF CONTRACT           COUNTERPARTY/IES
[              ]            [                 ]           [              ]

                                   SCHEDULE 4

                                      FORMS

                         A1 FORM OF NOTICE OF ASSIGNMENT

TO:      [DEBTOR/THIRD PARTY OBLIGOR]

[Date]

Dear Sirs,

We hereby give you notice that we have assigned by way of security pursuant to a
debenture dated [        ] (such debenture, as the same may from time to time be
amended, varied, supplemented, novated or replaced being referred to as the "DEBENTURE") between, inter alia, ourselves and Bank of America, National Association in its capacity as trustee for the Beneficiaries referred to in the Debenture (the "SECURITY TRUSTEE") all our rights, title and interest in and to the [here set out details of relevant debt or agreement in respect of which rights have been assigned].

We irrevocably and unconditionally instruct and authorise you (notwithstanding any previous instructions which we may have given you to the contrary and without requiring you to make any reference to or seek any further authority from us or to make any enquiry as to the justification for or validity of any notice, statement, requirement or direction) as follows:

(1) to disclose to the Security Trustee such information relating to the [debt/agreement] as the Security Trustee may, at any time and from time to time, request you to disclose to it; and

(2) to make all payments under or arising from the [debt/agreement] to the Security Trustee or to its order and otherwise to comply with the terms of any written notice, statement or instructions which you receive at any time from the Security Trustee and which in any way relate to or purport to relate to the Debenture or the [debt/agreement].

You should note that, by virtue of the assignment by way of security comprised in the Debenture to which reference is made above:

(A) all remedies under or in relation to the [debt/agreement] or available at law or in equity in respect thereof are exercisable by the Security Trustee;

(B) all rights to compel performance of the [specify relevant obligations] are exercisable by the Security Trustee; and

(C) all rights, title and interest whatsoever accruing to or for the benefit of ourselves arising from the [debt/agreement] belong to the Security Trustee.

The terms of and the instructions and authorisations contained in this letter shall remain in full force and effect until the Security Trustee gives you notice to the contrary.

This letter shall be governed by and construed in accordance with English law.

Please acknowledge receipt of this letter and your acceptance of its terms and the instructions and authorisations contained in it by signing the attached form of acknowledgement and agreement and returning it to [Carmen Bernardis] at Bank of America, NA at Bank of America House, 1 Alie Street, London, E1 8DE.

Yours faithfully,

For and on behalf of

[(RELEVANT CHARGING COMPANY)]

                    A2 FORM OF ACKNOWLEDGEMENT AND AGREEMENT

To:      Bank of America, NA
         Business Credit Unit
         Bank of America House
         1 Alie Street
         London E1 8DE

Attn: [Carmen Bernardis]

                                                                          [Date]

Dear Sirs,

We acknowledge receipt of a Notice dated [        ] and addressed to us by [ ]
(the "ASSIGNOR") regarding the [debt/agreement] referred to in such Notice and we hereby acknowledge our acceptance of the terms of and the instructions and authorisations contained in such Notice.

We acknowledge and confirm that:

(1) we have not received notice that any third party has or may have any rights, title or interest in or to, or has made or may be making any claim or demand or taking any action in respect of, the [debt/agreement];

(2) no amendment, waiver or release of any rights, title or interest of the Assignor in or to the [debt/agreement] shall be effective without your prior written consent;

(3) no termination of any such rights, title or interest in or to the [debt/agreement] shall be effective unless we have given you 30 days' written notice of the proposed termination and specifying the action necessary to avoid such termination; furthermore we confirm that no breach or default on the part of the Assignor of any of the terms of the [agreement giving rise to the debt/agreement] shall be deemed to have occurred unless we have given notice of such breach to you specifying how to make good such breach.

[[FOR DEBTS] We further confirm that we shall not make or exercise any claims or demands, rights of combination, consolidation or set-off or any other equities which we may have in respect of such debt and we shall send you copies of all statements, orders and notices given by us relating to such debt.]

We undertake that, if we become aware at any time that any person or entity other than yourselves has or may have any rights, title or interest in or to, or has or may be making any claim or demand or taking any action in respect of, the [debt/agreement] we will immediately give written notice to you of the terms of such rights, title, interest, claim, demand or action.

...................

[Name of signatory]

For and on behalf of
[DEBTOR/THIRD PARTY OBLIGOR]

                  B1 FORM OF NOTICE OF ASSIGNMENT OF INSURANCES

TO                    [INSERT NAME AND ADDRESS OF INSURER]

                                                                        [ Date ]

Dear Sirs

POLICY NUMBER [                ]

We hereby give you notice that we have assigned by way of security all our rights, title and interest in and to the above policy ("THE POLICY") to Bank of America, National Association, Bank of America House, 1 Alie Street, London E1
8DE in its capacity as security trustee pursuant to a debenture dated [        ]
(the "SECURITY TRUSTEE").

We irrevocably and unconditionally authorise you to disclose to the Security Trustee such information relating to the Policy and the proceeds of any claim under it as the Security Trustee may at any time request you to disclose and make all payments under or arising from the Policy to the Security Trustee or to its order and otherwise to comply with the terms of any written notice or instructions which you receive at any time from the Security Trustee in connection with the Policy or any such proceeds.

Accordingly, we hereby request that, with effect from today's date, the Security Trustee be noted on the Policy as first loss payee.

The terms of and the instructions and authorisations contained in this letter shall remain in full force and effect until the Security Trustee gives you notice to the contrary.

Please acknowledge receipt of this letter by signing the attached form of acknowledgement and agreement and returning it to the Bank of America, National Association, Bank of America House, 1 Alie Street, London E1 8DE, marked for the attention of [Carmen Bernardis] on fax number 020 7634 4754.

Yours faithfully

for and on behalf of

[(RELEVANT CHARGING COMPANY)]

                           B2 FORM OF ACKNOWLEDGEMENT

To:      Bank of America, NA
         Business Credit Unit
         Bank of America House
         1 Alie Street
         London E1 8DE

Attn:    [Carmen Bernardis]

                                                                           Date:

Dear Sirs

We acknowledge receipt of a notice dated [          ] and addressed to us by
[        ] (the "ASSIGNOR") regarding policy number [         ] (the "POLICY")
and acknowledge the instructions and authorisations contained in that Notice.

We acknowledge and confirm that:

(i) we shall forthwith endorse a memorandum on the Policy noting your interest as assignee and first loss payee;

(ii) until you notify us in writing to the contrary, all payments in respect of claims under the Policy shall only be paid to you to account [ ];

(iii) we have not received notice that any third party has or may have any rights, title or interest in or to, or has made or may be making any claim or demand or taking any action in respect of the Policy;

(iv) no change in any of the terms of the Policy shall be effective without the prior written consent of the Security Trustee;

(v) we shall advise you at least 30 days before any cancellation of the Policy; and

(vi) we shall advise you immediately of any default in the payment of any premium payable in respect of the Policy and shall allow 30 days during which payment of such premium shall be accepted, such that the Policy shall continue in full force and effect if made by the Security Trustee on behalf of the Assignor and/or any other insured party.

Yours faithfully

for and on behalf of

[NAME OF INSURER]

                             B3 FORM OF ENDORSEMENT

Notwithstanding any other provision of this policy, the following endorsement will take effect immediately:

1        By an assignment of insurances effected by the Insured pursuant to a
         guarantee and debenture dated [        ] in favour of Bank of America,
         NA as trustee for the beneficiaries referred to in such debenture(the "SECURITY TRUSTEE") the Insured granted to the Security Trustee all its right, title and benefit in and to this insurance and all the benefits thereof.

2 All claims in respect of loss or damage, if any, payable under this policy shall be paid first to the Security Trustee.

                                   SCHEDULE 5

                                 THE SECURITIES

                                                           ISSUED SHARE         DESCRIPTION AND NUMBER
     OBLIGOR                   NAME OF COMPANY                CAPITAL                  OF SHARES
Bell Microproducts            Ideal Hardware                L1,000,000            1,000,000 ordinary
Europe BV                     Limited                                             shares of L1

                              Bell Microproducts            L2                    2 ordinary shares of
                              Limited                                             L1

Ideal Hardware                Unifund Limited               L1                    1 ordinary share of
Limited                                                                           L1

                              Bell Microproducts            L2                    2 ordinary shares of
                              Europe Export                                       L1
                              Limited

                                   SCHEDULE 6

             FORM OF ACCOUNT NOTICE AND FORM OF ACKNOWLEDGEMENT AND
                                   AGREEMENT

TO:      [THIRD PARTY LENDER DETAILS]

                                                                          [Date]

Dear Sirs,

We refer to the account in our name and maintained with you, designated
"[         ] Account" under account No. [        ] (the "ACCOUNT").

We hereby give you notice that we have assigned by way of security pursuant to a
debenture dated [        ] (such debenture, as the same may from time to time be
amended, varied, supplemented, novated or replaced being referred to as "the DEBENTURE") between, inter alia, ourselves and Bank of America, National Association as trustee for and on behalf of the beneficiaries referred to in the Debenture (the "SECURITY TRUSTEE") all our rights, title and interest in and to the Account and the monies from time to time standing to its credit.

We irrevocably and unconditionally instruct and authorise you (notwithstanding any previous instructions which we may have given you to the contrary and without requiring you to make any reference to or seek any further authority from us or to make any enquiry as to the justification for or validity of any notice, statement, requirement or direction) as follows:

(1) to disclose to the Security Trustee such information relating to the Account as the Security Trustee may, at any time and from time to time, request you to disclose to it;

(2) subject to the Security Trustee's written directions, to hold all monies standing to the credit of the Account to the order of the Security Trustee;

(3) at any time and from time to time upon receipt by you of written instructions from the Security Trustee (including, for the avoidance of doubt, by way of facsimile transmission) to credit and debit the Account (as the case may require) and to act in accordance with such instructions;

(4) to promptly credit proceeds of all cheques, drafts or orders for the payment of money payable to us directly to the relevant Receivables Account in the currency of which such cheque, draft or order is payable;

(5) to comply with the terms of any written notice, statement or instructions (including, for the avoidance of doubt, by way of facsimile transmission) which you receive at any time from the Security Trustee and which in any way relate to or purport to relate to any of the Debenture, the Account and the monies standing to the credit thereof from time to time; and

(6) [at any time and from time to time upon receipt by you of written instructions from the Security Trustee (including, for the avoidance of doubt, by way of facsimile transmission)] to remit to the Security Trustee [on a daily basis] the proceeds of all cash, cheques, orders for the payment of money and other evidence of payment deposited in each of the Receivables Accounts, by wire transfer or otherwise as the Security Trustee may determine to [such account as the Security Trustee may specify] [Bank of America, National Association, 1 Alie Street,
         London E1 8DE, CHAPS Code: [    ]; Attn: [    ]]; and

(7) not to agree any change to the mandate for the Account without the consent of the Security Trustee.

The instructions and authorisations which are contained in this letter shall remain in full force and effect until the Security Trustee gives you written notice revoking them.

In any circumstances where you are required under the terms of this letter to act on the instruction of the Security Trustee, you shall act only on the
instruction of [   ] or [  ].

This letter shall be governed by and construed in accordance with English law.

Please acknowledge receipt of this letter and your acceptance of the instructions and authorisations contained in it by signing the attached form of acknowledgement and agreement and returning it to Bank of America, National Association marked for the attention of [Carmen Bernardis].

Yours faithfully,

for and on behalf of

[(RELEVANT CHARGING COMPANY)]

                      FORM OF ACKNOWLEDGEMENT AND AGREEMENT

To:      Bank of America, NA
         Business Credit Unit
         Bank of America House
         1 Alie Street
         London E1 8DE

Attn: [Carmen Bernardis]

                                                                          [Date]

Dear Sirs,

We acknowledge receipt of a Notice dated [         ] and addressed to us by
[        ] (the "ASSIGNOR") regarding the account mentioned in such Notice (the
"ACCOUNT") and we accept the instructions and authorisations contained in such Notice.

We acknowledge and confirm that:

(1) we do not have and, until you give us notice in writing (including, for the avoidance of doubt, by way of facsimile transmission) that the Account and the monies from time to time standing to the credit thereof have been re-assigned and released to the Assignor, will not make or exercise any claims or demands, rights of combination, consolidation or set-off or any other equities against the Assignor in respect of the Account and the monies from time to time standing to the credit thereof; and

(2) we have not received any notice that any third party has or may have any rights, title or interest in or to, or has made or may be making any claim or demand or taking any action against, the Account and the monies from time to time standing to the credit thereof.

We undertake that, if we become aware at any time that any person or entity other than yourselves has or may have any rights, title or interest in or to, or has or may be making any claim or demand or taking any action against, the Account, we will immediately give written notice to you of the terms of such rights, title or interest, claim, demand or action.

We confirm that, until you give us notice in writing (including, for the avoidance of doubt, by way of facsimile transmission) that the Account and the monies from time to time standing to the credit thereof have been re-assigned and released to the Assignor, we shall not permit any transfers or withdrawals to be made from the Account without your prior written authority.

Yours faithfully,

for [DETAILS OF THIRD PARTY LENDER]

                                   SCHEDULE 7

                                  THE EQUIPMENT

                                                                   SERIAL NO:

[        ]                                                        [          ]

                                   SCHEDULE 8

                                  THE PROPERTY

        PROPRIETOR                             ADDRESS                                TITLE NO.
Bell Microproducts Limited             Fountain Court,                    SGL 638201: Freehold Interest
                                       Cox Lane,
                                       Chessington
                                       Surrey KT9 1SJ

Ideal Hardware Limited                 Unit 6A                            Unregistered: Leasehold Interest
                                       Faraday Avenue
                                       Hams Hall Distribution Park
                                       Coleshill
                                       Birmingham

                                   SCHEDULE 9

                            FORM OF SUPPLEMENTAL DEED

THIS SUPPLEMENTAL DEED is dated                                            20[ ]

BETWEEN:

(1)      [        ] a company registered in England and Wales under number
         [        ] whose registered office is at [           ] (the "NEW
         CHARGING COMPANY");

(2) THE COMPANIES whose respective names and registered offices are set out in the Schedule to this Deed (together the "EXISTING CHARGING COMPANIES"); and

(3) BANK OF AMERICA, NATIONAL ASSOCIATION acting through its London branch at Bank of America House, 1 Alie Street, London E1 8DE as Security Trustee for the Beneficiaries (the "SECURITY TRUSTEE").

WHEREAS:

(A)      By a composite guarantee and debenture dated [        ] (such debenture
         as amended by supplementary deeds being referred to as the "DEBENTURE"), the Charging Companies have each covenanted to pay and discharge the Secured Obligations and have each guaranteed to the Security Trustee the obligations of each of the Obligors.

(B) As security for their respective obligations under the Debenture, the Charging Companies have charged the Collateral to the Security Trustee in the manner set out in the Debenture.

(C)      The New Charging Company [became a [wholly-owned] subsidiary of the
         Borrower     on 20[ ]] has been required, pursuant to clause 5.1 of the
         Debenture, to grant a guarantee and debenture to the Security Trustee (as Security Trustee for the Beneficiaries) as set out below.

IT IS AGREED as follows:

1 Unless the context otherwise requires, terms used in this Deed and defined in the Debenture, but not otherwise defined in this Deed, shall have the same meanings as in the Debenture.

2 The New Charging Company covenants separately with the Security Trustee (as Security Trustee for the Beneficiaries) and each of the Existing Charging Companies that it will be bound by the terms of the Debenture in every way as from today's date, as if it had been named as a Charging Company in the Debenture.

3 The Existing Charging Companies each covenant separately with the Security Trustee and the New Charging Company that they will be bound by the terms of the Debenture in every way as from today's date, as if the New Charging Company had been named as a Charging Company in the Debenture.

The New Charging Company with full title guarantee and as a continuing security for the discharge in full of the Secured Obligations mortgages, charges and/or, as appropriate, assigns to the Security Trustee (as Security Trustee for the Beneficiaries) each of the classes of assets or rights separately referred to in clauses 2.1 to 2.3 (inclusive) of the Debenture now or hereafter owned or enjoyed by it, in the same manner and upon the same terms and conditions, mutatis mutandis, as if such clauses were set out in full in this Deed.

IN WITNESS the parties have caused this Deed to be duly executed on the date first written above.

                                   SCHEDULE 10

                    DOCUMENTS TO ACCOMPANY SUPPLEMENTAL DEED

1 A copy, certified a true copy by a duly authorised officer of the proposed Charging Company, of the constitutive documents of such proposed Charging Company

2 A copy, certified a true copy by a duly authorised officer of the proposed Charging Company, of a board resolution of such proposed Charging Company approving the execution and delivery of the Supplemental Deed, the accession of such proposed Charging Company to this Debenture and the performance of its obligations under this Debenture and any other Finance Documents and authorising a person or persons (specified by name or office) on behalf of such proposed Charging Company to execute and deliver such Supplemental Deed, any other Finance Document and any other documents to be delivered by such proposed Charging Company pursuant hereto or thereto.

3 A certificate of a duly authorised officer of the proposed Charging Company setting out the names and signatures of the person or persons mentioned in the resolution referred to in paragraph 2 above.

4 A certificate addressed to the Agent signed by two authorised signatories of the proposed Charging Company stating that the execution by such proposed Charging Company of the Supplemental Deed and the performance of such proposed Charging Company of its obligations thereunder and under any other Finance Documents are within its corporate powers, have been duly approved by all necessary corporate action and will not cause any limit or restriction on any of its powers (whether imposed by law, decree, rule, regulation, its constitutive documents or agreement or otherwise) or on the right or ability of its directors to execute such powers, to be exceeded or breached.

5        A copy of its latest audited financial statements.

6 Legal opinion(s) of counsel to the Agent in a form satisfactory to the Agent.

7 [In connection with the acquisition of any company where such company or any of its Subsidiaries accedes as a Charging Company to the Debenture or otherwise executes a Security Document (such person thus becoming an "OBLIGOR"):

         7.1 a certificate addressed to the Agent from the Auditors confirming in the context of section 155(2) Companies Act 1985 that:

                  7.1.1 in their opinion such Obligor had positive net assets as defined in section 154(2) Companies Act 1985;

                  7.1.2 they are not aware of anything to indicate that the decision of the directors of such Obligor not to make a provision in relation to the giving of financial assistance represented by the execution of each such Security

                           Document to which it is a party has not been made on fair and reasonable grounds; and

                  7.1.3 the giving of such financial assistance by such Obligor would not cause those net assets to be reduced,

         7.2 in each such case dated as at the date of the giving of such financial assistance;

         7.3 a statutory declaration by all of the directors of such Obligor as required by Section 155(6) Companies Act 1985 in relation to such financial assistance, such statutory declaration to be in the prescribed form and having attached thereto the report addressed by the Auditors complying with the provisions of Section 156(4) Companies Act 1985;

         7.4 a copy, certified by a duly authorised officer of such Obligor as being a true copy, of the resolution of its board of directors approving the matters and things required to be done by it pursuant to this paragraph 8 and in particular the giving of such financial assistance.]*

8 Such other documents or evidence relating to such proposed Charging Company as the Agent may reasonably require.

* This paragraph only applies where a company being acquired (or one or more of its Subsidiaries) is acceding to the Debenture or otherwise executing a Security Document to secure borrowings raised for its acquisition.

THE ORIGINAL CHARGING COMPANIES

EXECUTED AS A DEED by                   )
IDEAL HARDWARE LIMITED                  )
acting by:                              )

           Director
           Secretary

Address:   Fountain Court
           Cox Lane
           Chessington
           Surrey KT9 1SJ

Fax:       020 8286 5588

Attention: Nick Lee/Helen Hancock

EXECUTED AS A DEED by                   )
BELL MICROPRODUCTS EUROPE               )
EXPORT LIMITED                          )
acting by:                              )

           Director
           Secretary

Address:   Fountain Court
           Cox Lane
           Chessington
           Surrey KT9 1SJ

Fax:       020 8286 5588

Attention: Nick Lee/Helen Hancock

EXECUTED AS A DEED by                   )
BELL MICROPRODUCTS EUROPE               )
B.V. acting by its Managing Director:   )

           Managing Director

Address:   c/o Fountain Court
           Cox Lane
           Chessington
           Surrey KT9 1SJ

Fax:       020 8286 5588

Attention: Nick Lee/Helen Hancock

EXECUTED AS A DEED by                   )
BELL MICROPRODUCTS LIMITED              )
acting by:                              )

           Director
           Secretary

Address:   Fountain Court
           Cox Lane
           Chessington
           Surrey KT9 1SJ

Fax:       020 8286 5588

Attention: Nick Lee/Helen Hancock

EXECUTED AS A DEED by                   )
UNIFUND LIMITED                         )
acting by:                              )

           Director
           Secretary

Address:   Fountain Court
           Cox Lane
           Chessington
           Surrey KT9 1SJ

Fax:       020 8286 5588

Attention: Nick Lee/Helen Hancock

THE SECURITY TRUSTEE

Signed for and on behalf of             )
BANK OF AMERICA, NATIONAL               )
ASSOCIATION by:                         )

Address:   New Broad Street House
           35 New Broad Street
           London EC2M 1NH

Fax:       020 7809 5807

Attention: Graham Moffitt/Carmen Bernardis (Business Credit)